UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
D-Wave Quantum Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

D-WAVE QUANTUM INC.

NOTICE & PROXY STATEMENT

2024 Annual Meeting of Stockholders
June 6, 2024
9:00 a.m. (Pacific Time)
April 23, 2024
Dear D-Wave Quantum Inc. Stockholder:
We cordially invite you to attend the 2024 Annual Meeting (the “Annual Meeting”) of the stockholders of D-Wave Quantum Inc., a Delaware corporation (“we,” “our,” “Company” or “D-Wave Quantum”), being held virtually via live webcast at www.virtualshareholdermeeting.com/QBTS2024 on June 6, 2024 at 9:00 a.m. Pacific Time.
The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “How can I attend the Annual Meeting” on page 6 of the proxy statement for more information about how to attend the meeting.
Whether or not you plan to attend the Annual Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Annual Meeting. You may vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card or voting instruction card in the enclosed envelope, which requires no postage if mailed in the United States or Canada. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you are a Company stockholder and you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy. In such case, your previously submitted proxy will be disregarded.
Thank you for your support of D-Wave Quantum Inc.
Sincerely,
Alan Baratz
President and Chief Executive Officer

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 6, 2024
To our stockholders:
NOTICE IS HEREBY GIVEN that an annual meeting of the stockholders (the “Annual Meeting”) of D-Wave Quantum Inc., a Delaware corporation (which is referred to as “we,” “us,” “our,” “Company” or “D-Wave Quantum”), will be held virtually via live webcast at www.virtualshareholdermeeting.com/QBTS2024 on June 6, 2024. The Annual Meeting will be held for the following purposes:
•
To elect Emil Michael, Amy Cappellanti-Wolf and Philip Adam Smalley III as Class II directors to serve until the 2027 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified;

•	To approve an amendment to our Amended and Restated Certificate of Incorporation to permit officer exculpation (the “Officer Exculpation Proposal”);
•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
The record date for the Annual Meeting is April 10, 2024. Only holders of record of (i) shares of our common stock and (ii) exchangeable shares issued by D-Wave Quantum Technologies Inc., a Canadian subsidiary of ours, at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement, or adjournment, will be available for ten days before the Annual Meeting at our principal executive offices for inspection by stockholders during ordinary business hours, for any purpose germane to the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card or voting instruction card by mail, you may sign, date and mail the proxy card or voting instruction card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
Steven M. West
Chair of the Board of Directors
April 23, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2024
This Proxy Statement and our 2023 Annual Report to Stockholders are available at
www.proxyvote.com

D-WAVE QUANTUM INC.
2650 East Bayshore Road
Palo Alto, California 94303
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors”) of D-Wave Quantum Inc. (the “Company”) of proxies to be voted at our annual meeting of stockholders to be held via live webcast on June 6, 2024 (the “Annual Meeting”), 9:00 a.m. Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of shares of the Company’s common stock, par value $0.0001 (the “Common Shares”), as of the close of business on April 10, 2024 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 116,785,724 Common Shares outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote per share on any matters presented to stockholders at the Annual Meeting.
Holders of record of exchangeable shares (the “Exchangeable Shares”) of D-Wave Quantum Technologies Inc., an indirect subsidiary of the Company (“D-Wave Quantum Technologies”), as of the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 44,889,286 Exchangeable Shares outstanding and entitled to vote at the Annual Meeting. Each Exchangeable Share is entitled to one vote per Exchangeable Share on any matters presented to stockholders at the Annual Meeting. Voting rights are exercised by Computershare Trust Company of Canada (the “Trustee”) via a share of our Special Voting Share pursuant to the terms of a Voting and Exchange Trust Agreement dated August 5, 2022 among us, DWSI Canada Holdings ULC, D-Wave Quantum Technologies Inc. and the Trustee (the “Voting and Exchange Trust Agreement”), unless a proxy is submitted.
On or about April 26, 2024, we will begin to mail to our stockholders and holders of Exchangeable Shares of record as of the close of business on the Record Date a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2023 (the “2023 Annual Report”) and vote online.
Background
The Company was incorporated under the General Corporation Law of the State of Delaware (the “DGCL”) on January 24, 2022. The Company was formed for the purpose of effecting a merger between DPCM Capital, Inc. (“DPCM”), D-Wave Systems Inc. (“D-Wave Systems”), and certain other affiliated entities through a series of transactions (the “Merger”) pursuant to the definitive agreement entered into on February 7, 2022 (the “Transaction Agreement”).
On February 7, 2022, concurrently with the execution of the Transaction Agreement, the PIPE Investors entered into PIPE Subscription Agreements pursuant to which the PIPE Investors committed to purchase a number of PIPE Shares equal to the aggregate purchase price for all Common Shares subscribed for by each PIPE Investor, divided by $10.00 and multiplied by the Exchange Ratio, for an aggregate purchase price of $40.0 million (the “PIPE Financing”). On August 5, 2022, 5,816,528 Common Shares were issued to the PIPE Investors in the PIPE Financing, which substantially closed concurrently with the Closing (as defined below).
On August 5, 2022 (the “Closing Date”), in conjunction with the Merger and in accordance with the Transaction Agreement, the Company acquired 100% of the outstanding equity interests of DPCM and D-Wave Systems, and DPCM and D-Wave Systems became wholly owned subsidiaries of and operated by the Company (the “Closing”). For accounting purposes, the Merger is accounted for as a reverse recapitalization whereby D-Wave Systems is treated as the accounting acquirer and DPCM is treated as the acquired company. On August 5, 2022, the PIPE Financing was also consummated. Cash received by the Company from the Merger, including the PIPE Financing and DPCM cash on hand, totaled $37.6 million, net of related transaction costs.

In conjunction with the Merger, D-Wave Systems, DPCM and the Company entered into an agreement with Lincoln Park Capital Fund LLC (“Lincoln Park”) on June 16, 2022, which provides the Company the sole right, but not the obligation, to direct Lincoln Park to buy specified dollar amounts up to $150.0 million of Common Shares through an Equity Line of Credit (the “Purchase Agreement”). The Purchase Agreement provides D-Wave Systems and the Company with additional liquidity to fund the business, subject to the conditions set forth in the agreement. As of December 31, 2023, the Company has received $63.7 million in proceeds through the issuance of 42,147,838 Common Shares to Lincoln Park under the Purchase Agreement.
On August 8, 2022, in connection with the close of the Merger, the Common Shares and the warrants of D-Wave Quantum, which are exercisable for Common Shares (the “Warrants”), were listed and began trading on the New York Stock Exchange (“NYSE”) under the symbols “QBTS” and “QBTS.WT”, respectively.
Frequently Used Terms
Unless otherwise stated or unless the context otherwise requires, the terms “D-Wave Quantum”, “Company”, “we”, “us”, and “our” refer to D-Wave Quantum Inc., a Delaware corporation, together with its direct and indirect subsidiaries.
In addition, in this proxy statement:
“DPCM Class A Common Stock” means the shares of DPCM’s Class A common stock, par value $0.0001 per share.
“DPCM Class B Common Stock” means the shares of DPCM’s Class B common stock, par value $0.0001 per share.
“DPCM IPO” means DPCM’s initial public offering, consummated on November 17, 2020, through the sale of 30,000,000 DPCM Units at $10.00 per DPCM Unit.
“DPCM Unit” means one share of DPCM Class A Common Stock and one-third of one warrant of DPCM, whereby each whole warrant entitled the holder thereof to purchase one share of DPCM Class A Common Stock at an exercise price of $11.50 per share of DPCM Class A Common Stock, sold in the DPCM IPO.
“D-Wave Option” means each option to purchase shares of common stock of D-Wave Systems.
“D-Wave Warrants” means the warrants exercisable for D-Wave Systems preferred stock that were outstanding immediately prior to the consummation of the Merger that became exercisable for Common Shares at the time the merger between DPCM and DWSI Holdings, Inc. became effective.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.
“Exchange Ratio” means 1.4541326 Common Shares received by non-redeeming holders of DPCM Class A Common Stock issued in the DPCM IPO for each share of DPCM Class A Common Stock exchanged in the Merger.
“Founder Shares” means the 7,500,000 shares of DPCM Class B Common Stock that were owned by the Initial Stockholders prior to the Merger.
“Initial Stockholders” means the Sponsor and certain of DPCM’s former officers, directors and other special advisors.
“PIPE Investors” means persons that entered into subscription agreements to purchase Common Shares pursuant to the PIPE Subscription Agreements on or prior to the date of the Transaction Agreement, which included certain D-Wave Systems equityholders and certain Initial Stockholders.
“PIPE Subscription Agreements” means those certain subscription agreements executed by PIPE Investors on or before the date of the Transaction Agreement in connection with the PIPE Financing.
“Plan of Arrangement” means the statutory plan of arrangement under the Business Corporations Act (British Columbia) by which D-Wave Systems became a subsidiary of the Company with the shareholders of D-Wave Systems receiving, at their election, either Common Shares or Exchangeable Shares.
“Private Warrants” means the warrants held by the Sponsor that were issued to the Sponsor at the closing of the DPCM IPO, each of which was exercisable, at an exercise price of $11.50, for one share of DPCM Class A Common Stock, in accordance with its terms, prior to the consummation of the Merger.
“Registration Rights and Lock-Up Agreement” means that certain Registration Rights and Lock-Up Agreement, deemed to be entered into among the Company, certain holders of DPCM Class B Common Stock, and certain stockholders of the Company pursuant to the Plan of Arrangement. Under the Registration Rights and Lock-Up

Agreement, the Company filed a registration statement to register the resale of certain equity securities of the Company held by the Registration Rights Holders, Registration Rights Holders are given “piggy-back” registration rights and certain securities of the Company were locked-up until February 5, 2023.
“Registration Rights Holders” means certain former holders of DPCM Class B Common Stock, and certain former stockholders of the Company.
“SEC” means the United States Securities and Exchange Commission.
“Special Voting Share” means the special voting share in the capital of the Company, deposited with the Trustee, which, at any time, entitles the holder of record to that number of votes at meetings of holders of the Company’s Common Shares equal to the number of Exchangeable Shares outstanding at such time (excluding Exchangeable Shares held by the Company’s affiliates) multiplied by the exchangeable share exchange ratio pursuant to the Voting and Exchange Trust Agreement, and in respect of each beneficial holder of the Exchangeable Shares, rounded down to the nearest whole vote.
“Sponsor” means CDPM Sponsor Group, LLC, a Delaware limited liability company.
Proposals
At the Annual Meeting, our stockholders will be asked:
•
To elect Emil Michael, Amy Cappellanti-Wolf and Philip Adam Smalley III as Class II directors to serve until the 2027 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified;

•	To approve an amendment to our Amended and Restated Certificate of Incorporation to permit officer exculpation (the “Officer Exculpation Proposal”);
•	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board of Directors
The Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or the Internet, your Common Shares will be voted on your behalf as you direct. If not otherwise specified, the Common Shares represented by the proxies will be voted as follows, and the Board of Directors recommends that you vote:
•
“FOR” the election of Emil Michael, Amy Cappellanti-Wolf and Philip Adam Smalley III as Class II directors to serve until the 2027 annual meeting of stockholders, and until their respective successors shall have been duly elected and qualified;

•	“FOR” the approval of the Officer Exculpation Proposal; and
•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
If you are a holder of Exchangeable Shares, your shares will be voted on your behalf by the Trustee as you direct, unless a proxy is submitted. If not otherwise specified, your voting rights will not be exercised by the Trustee. For additional information, see “What if I do not specify how my shares are to be voted?” and “How can I attend the Annual Meeting?”

Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials either because you are a Company stockholder and the Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting or because you are a holder of Exchangeable Shares and you have a right to direct the Trustee to vote at the Annual Meeting on your behalf. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, the Company is making this proxy statement and its 2023 Annual Report available to its stockholders and the Exchangeable Shareholders electronically via the Internet. On or about April 23, 2024, we mailed to our stockholders and the Exchangeable Shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card or voting instruction card included in the materials.
Householding. The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce expenses.
This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Internet Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you participate in “householding,” then you will continue to receive separate proxy cards. If you prefer to receive multiple sets of disclosure documents at the same address this year or in future years, you should follow the instructions described below. Similarly, if your address is shared with another stockholder and both you and the other stockholder would like to receive only a single set of disclosure documents, you should follow the instructions below:
•
If the shares are registered in your name, you should contact us either by sending a written communication to our offices at D-Wave Quantum Inc., 3033 Beta Ave., Burnaby, B.C., Canada V5G 4M9, calling us at +1 604-630-1428, or emailing us at ir@dwavesys.com.

•	If a bank, broker or other nominee holds the shares, you should contact the bank, broker or nominee directly.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING OF
STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 10, 2024. You are entitled to (i) vote at the Annual Meeting if you were a holder of record of Common Shares, or if you hold a valid proxy for the Annual Meeting; or (ii) direct the Trustee to vote the Special Voting Share at the Annual Meeting, attend the Annual Meeting and personally exercise thereat as the proxy of the Trustee, or appoint a third party as a proxy of the Trustee if you were a holder of record of Exchangeable Shares; at the close of business on that date. Each outstanding Common Share and Exchangeable Share is entitled to one vote per share. As of the close of business on the Record Date, there were 116,799,432 Common Shares and 44,889,286 Exchangeable Shares.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in their name. Shares held in “street name” means shares that are held in the name of a bank, broker or nominee on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank, brokerage firm, or nominee you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner of Common Shares, you have the right to direct your bank, brokerage firm, or nominee how to vote your shares, and the bank, brokerage firm, or nominee is required to vote your shares in accordance with your instructions. As the beneficial owner of Exchangeable Shares, you have the right to direct your bank, brokerage firm, or nominee to instruct the Trustee to exercise the voting rights. If your shares are held in street name, you may not vote your shares at the Annual Meeting, unless you obtain a legal proxy from your bank, brokerage firm, or nominee.
What are Exchangeable Shares?
In connection with the Merger, shareholders of D-Wave Systems exchanged their shares for either our Common Shares or Exchangeable Shares. The Exchangeable Shares were only issued to shareholders of D-Wave Systems who made a valid election to receive these shares in lieu of our Common Shares. Exchangeable Shares may be exchanged by the holder into our Common Shares and are economically equivalent to our Common Shares.
Holders of Exchangeable Shares (excluding any of our subsidiaries who may hold any Exchangeable Shares) are entitled to exercise one vote for each Exchangeable Share that they owned as of the Record Date for the Annual Meeting. Voting rights are exercised by the Trustee via a share of our Special Voting Share pursuant to the terms of the Voting and Exchange Trust Agreement, unless a proxy is submitted.
How many shares must be present to hold the Annual Meeting?
A quorum, consisting of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting including the votes attaching to Exchangeable Shares represented by the Special Voting Share, must be present at the Annual Meeting for any business to be conducted. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy.
How can I attend the Annual Meeting?
You may attend the Annual Meeting only if you are a stockholder of the Company who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting.
The Annual Meeting will be conducted via live webcast. The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. Online check-in will start approximately 15 minutes before the meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting begins.

You may attend and participate in the Annual Meeting by visiting: www.virtualshareholdermeeting.com/QBTS2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in street name, you should contact your bank or broker to obtain your 16-digit control number. If your shares are held in street name, and you would like to vote your shares online at the Annual Meeting, you must request and obtain a valid proxy from your bank or broker that gives you the right to vote the shares at the Annual Meeting.
Registered Holders of Exchangeable Shares. If you are a registered holder of Exchangeable Shares and wish to attend the Annual Meeting and exercise the voting rights of Exchangeable Shares directly, you must (1) request a proxy from the Trustee, which proxy can authorize the holder of the Exchangeable Shares, its designee, or a designated agent or other representative of the Company to exercise the voting rights associated with such Exchangeable Shares, and (2) not have previously given the Trustee instructions on how to exercise the voting rights of the Exchangeable Shares or have submitted a written revocation of any such previous instructions, all prior to 11:59 p.m. Eastern Time on June 4, 2024.
Beneficial Owners of Exchangeable Shares Held in “Street Name.” If you are a beneficial holder of Exchangeable Shares and wish to attend the Annual Meeting and exercise the voting rights of the Exchangeable Shares directly, you have to request a legal proxy by selecting the applicable box in the voting instruction form sent to you by the bank, brokerage firm or nominee that is the registered holder of your shares, follow all of the applicable instructions provided by the bank, broker or other nominee that is the registered holder of your shares and register yourself as your proxyholder. By doing so, you are instructing the bank, brokerage firm or nominee that is the registered holder of your shares to appoint you as proxyholder. It is important that you comply with the signature and return instructions provided by the bank, broker or other nominee that is the registered holder of your shares. Then you must take the same steps as the registered holders of Exchangeable Shares, as set out in the paragraph above, all prior to 11:59 p.m. Eastern Time on June 4, 2024.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders. In addition, in the absence of a quorum, the stockholders may adjourn the meeting by the vote of a majority of the voting power of the shares represented thereat and entitled to vote thereon. Holders of Exchangeable Shares will contribute to the quorum one vote per Exchangeable Share that has been voted by the Trustee or that is represented by a proxy holder at the Annual Meeting.
What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
You may receive more than one Internet Notice or set of proxy materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card or voting instruction card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•
at the virtual Annual Meeting—You can vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/QBTS2024 on June 6, 2024 starting at 9:00 a.m. Pacific Time by following the provided instructions.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 5, 2024. To vote via the Internet or telephone, or at the virtual Annual Meeting, you will need the control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank, broker or nominee, you will receive instructions on how to vote from the bank, broker or nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your bank or broker to obtain a legal proxy.
Holders of Exchangeable Shares. If you are a registered holder of Exchangeable Shares, you may exercise voting rights by completing, signing and mailing your voting instruction card to the Trustee, which must be received by 11:59 p.m. Eastern Time on June 4, 2024. That voting card will provide registered holders of Exchangeable Shares with the opportunity to attend the Annual Meeting and personally exercise thereat the votes associated with such Exchangeable Shares as the proxy of the Trustee, or appoint a third party to act as the proxy of the Trustee to attend the Annual Meeting and exercise thereat the votes associated with such Exchangeable Shares. If you are a beneficial holder of Exchangeable Shares, you may exercise the voting rights by submitting voting instructions to the bank, brokerage firm or nominee that is the registered holder of your shares via the voting instruction card you receive.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting to the Secretary of the Company a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or
•	by attending and voting at the virtual Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote at the Annual Meeting.
If your Common Shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or you may vote at the Annual Meeting via the virtual meeting platform by obtaining a legal proxy from your bank or broker prior to the Annual Meeting.
If you are a registered holder of Exchangeable Shares, you may change your vote by submitting a written revocation of your previous instruction to the Trustee. The written revocation must be received by 11:59 p.m. Eastern Time on June 4, 2024.
If your Exchangeable Shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, which revocation must be received by 11:59 p.m. Eastern Time on June 4, 2024.
Who will count the votes?
A representative of Broadridge, our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
Stockholders. If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on pages 12-16 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Holders of Exchangeable Shares. If you are a registered holder of Exchangeable Shares and you do not return your voting instruction card, or if you sign and return your voting instruction card but do not provide voting instructions or request a proxy from the Trustee, your voting rights will not be exercised, and your shares will not count towards the quorum at the Annual Meeting. If you are a beneficial holder of Exchangeable Shares and you do not return your voting instruction card to your bank, brokerage firm or nominee that is the registered holder of your shares, the voting rights in respect of your Exchangeable Shares will not be exercised and your shares will not count towards the quorum at the Annual Meeting. The Trustee is prohibited from exercising the voting rights in respect of your Exchangeable Shares without your instructions on the election of directors and on any other proposal. Your votes will not be counted and will not count towards a quorum at the Annual Meeting if you do not direct the Trustee or submit a proxy to the Trustee.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer questions that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that are logged into the online portal with a control number will be permitted to ask questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances or in furtherance of the stockholder’s personal or business interests;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Board of Directors or Secretary in their reasonable judgment.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes Required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	Abstentions and broker non-votes will have no effect.
Proposal 2: Approval of Officer Exculpation Proposal	The affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote at the virtual Annual Meeting.	Abstentions and broker non- votes will have the effect of a vote “AGAINST”.
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the voting power of shares present at the virtual Annual Meeting or represented by proxy at the Annual Meeting and voting affirmatively	Abstentions will have no effect and broker non-votes will have no effect.

Proposal	Votes Required	Effect of Abstentions and Broker Non-Votes
or negatively (excluding abstentions and broker non-votes).
What is an “abstention” and how will abstentions be treated?
An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions will have the effect of a vote “AGAINST” the Officer Exculpation Proposal, but will have no effect on the election of directors or the ratification of the appointment of Grant Thornton LLP.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval of the Officer Exculpation Proposal. Because the approval of the Officer Exculpation Proposal requires the affirmative vote of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote at the virtual Annual Meeting, broker non- votes will have the effect of a vote “AGAINST” the Officer Exculpation Proposal. Broker non-votes will have no effect on the election of directors or ratification of the appointment of Grant Thornton LLP.
If you are a holder of Exchangeable Shares, and you have not submitted a proxy to the Trustee, your shares will be voted on your behalf by the Trustee as you direct. If not otherwise specified, your voting rights will not be exercised by the Trustee. For additional information, see “What if I do not specify how my shares are to be voted?”
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days of the date of the Annual Meeting.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
At the Annual Meeting, three (3) Class II directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2027 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
We currently have eight (8) directors on our Board of Directors. Our current Class II Directors are Emil Michael, Amy Cappellanti-Wolf and Philip Adam Smalley III. The Board of Directors has nominated each of the foregoing director candidates to serve as Class II directors until the 2027 Annual Meeting.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
In accordance with our Amended and Restated Certificate of Incorporation (our “Charter”) and Amended and Restated Bylaws, our Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The current class structure is as follows: Class I, whose current term will expire at the 2026 Annual Meeting of Stockholders; Class II, whose term will expire at the 2024 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2025 Annual Meeting of Stockholders. The current Class I Directors are Alan Baratz and Ziv Ehrenfeld; the current Class II Directors are Emil Michael, Amy Cappellanti-Wolf and Philip Adam Smalley III; and the current Class III Directors are Steven M. West, Kirstjen Nielsen and Roger Biscay.
Our Charter and Amended and Restated Bylaws provide that, subject to the rights of holders of any series of preferred stock, the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that the number of directors in each class is divided as nearly equal as reasonably possible.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the Common Shares represented thereby for the election as directors of the persons whose names and biographies appear below. In the event that Emil Michael, Amy Cappellanti-Wolf or Philip Adam Smalley III should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board of Directors may elect to reduce its size. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.
Certain Stockholder Rights to Nominate Directors
Pursuant to the Loan and Security Agreement (“Loan Agreement”), dated as of April 13, 2023, by and among the Company, as borrower, certain of the Company’s subsidiaries as Guarantors (as defined in the Loan Agreement) and PSPIB Unitas Investments II Inc. (“PSPIB”), as lender and collateral agent, a condition to PSPIB advancing Loan A (as defined in the Loan Agreement) includes the Board of Directors having (i) increased the size of the Board of Directors to nine members and (ii) nominated one additional director that is an employee of PSPIB or of one of its affiliates. Effective April 13, 2023, the Board of Directors increased the size of the Board of Directors to nine members and appointed Philip Adam Smalley III as a director.
A condition to PSPIB advancing Loan B includes the Board of Directors having nominated one additional director who is either (i) an employee of PSPIB or one of its affiliates or (ii) an independent director selected by the Board of Directors from a list of at least three potential directors provided by PSPIB. As of April 23, 2024, such ninth director has not yet been nominated.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote “FOR” the election of each of the following director nominees.
Nominees For Class II Director (terms to expire at the 2027 Annual Meeting)
The nominees for election to the Board of Directors are as follows:
Name	Age(*)	Served as a Director Since	Position with D-Wave Quantum
Emil Michael	51	August 5, 2022	Director
Amy Cappellanti-Wolf	59	August 5, 2022	Director
Philip Adam Smalley III	52	April 13, 2023	Director
(*)	Age as of April 23, 2024.
Emil Michael
Mr. Michael has served as a member of our Board of Directors since August 2022. In 2023, Mr. Michael was appointed to serve as a director for Rent the Runway (Nasdaq: RENT) and GoPuff. He previously served as the chairman of the board of directors and Chief Executive Officer of DPCM. Mr. Michael is one of Silicon Valley’s most highly-regarded business executives having built three successful companies including Tellme Networks (sold to Microsoft in 2007), Klout (sold to Lithium Technologies in 2014) and Uber. Mr. Michael has extensive experience identifying high-growth, tech-enabled businesses with his investments spanning a broad range of companies including Brex, GoPuff, Revolut, SpaceX, and Stripe. Mr. Michael has been the Chairman and CEO of M8 Enterprises LLC, a technology consulting firm, since January 2018. During his tenure as Chief Business Officer of Uber from July 2013 to June 2017, Mr. Michael led Uber’s efforts in China and Russia, which resulted in substantial market value creation. Mr. Michael played a pivotal role in raising nearly $15 billion dollars in capital from investors globally and led the merger of Uber’s China operations with a key competitor in China, Didi Chiuxing. Additionally, he led the efforts to strike partnerships globally with companies such as American Express, AT&T, Daimler, Softbank, Tata Motors, and Toyota. Mr. Michael is also responsible for creating UberMilitary, a program at Uber for military veterans and their families. Prior to Uber, Mr. Michael served as Chief Operating Officer of Klout, where he played a pivotal role in growing the social media analytics company. Klout ultimately sold to Lithium Technologies for $200 million in 2014. Before joining Klout, Mr. Michael served as a White House Fellow working for the Secretary of Defense as a Special Assistant. During his tenure at the Pentagon, he ran projects in Afghanistan, Iraq and Pakistan as well as a department-wide budget cutting effort aimed at reducing overhead and bureaucracy. Mr. Michael was also part of the founding team of Tellme Networks, a pioneer in speech recognition technology and systems, that is highly regarded for weathering the technology bust of 2000 and for building a sustainable and profitable business. He also led Tellme Networks through its $800 million sale to Microsoft in 2007. Additionally, Mr. Michael has been a leadership coach and mentor to dozens of young CEOs over the years, giving him extensive exposure to early-stage companies, technologies, and trends. He also serves as an advisor or investor in over 20 start-ups around the world, furthering his commitment to helping the next generation of entrepreneurs build and scale. He started his career at Goldman Sachs, where he was an Associate in the Investment Banking Division for a short period. Mr. Michael received his B.A. from Harvard University and his J.D. from Stanford Law School.
We believe that Mr. Michael is qualified to serve on our Board of Directors due to his experience as an entrepreneur along with his success in scaling tech-enabled businesses.
Amy Cappellanti-Wolf
Ms. Cappellanti-Wolf is an accomplished senior human resource professional, business transformer and executive coach with expertise in working with startups to Fortune 500 enterprises. Her management roles span high-tech (Cohesity, Symantec, Silver Spring Networks, Cisco, Sun Microsystems), entertainment (The Walt Disney Company), and consumer goods (Frito-Lay). She most recently served as Chief Human Resources Officer and Real Estate Leader of Cohesity, a data security and management company. From January 2014 to February 2020, Ms. Cappellanti-Wolf was the Chief Human Resources Officer and Real Estate Leader for Symantec, a cyber security provider. In addition to serving on the D-Wave Board and compensation committee, she also serves on the board of directors of Softchoice, a North American provider of technology solutions and managed services. Ms. Cappellanti-Wolf serves as the chair of the compensation committee and is a member of the nomination and governance committee at Softchoice. Ms. Cappellanti-Wolf is also a member on the board of Betterworks, a continuous performance management platform company, and Pivotal, a non-profit that focuses on foster youth education and employment. Ms. Cappellanti-Wolf holds an M.S. in Industrial and Labor Relations and a B.S. in Journalism and Public Relations from West Virginia University.
We believe Ms. Cappellanti-Wolf is qualified to serve on our Board of Directors due to her experience as a senior human resources professional at numerous high-tech and highly regarded companies.
Philip Adam Smalley III
Mr. Smalley is a Managing Director at PSP. He joined PSP Investments in May 2016 in the Credit Investments group and was responsible for originating and executing non-investment grade credit investment transactions for financial sponsor-backed companies, primarily in North America. Since 2020, Mr. Smalley has led the Complementary Portfolio within the Chief Investment Officer Group. The Complementary Portfolio focuses on investments that are outside of the mandate of existing PSP asset classes but are beneficial to the total fund. The Complementary Portfolio includes knowledge-driven, alternative risk premium and cross-asset class strategies. Prior to joining PSP, Mr. Smalley held various portfolio management and research roles at organizations that managed institutional and retail capital focused on the high yield and leveraged loan asset classes. Mr. Smalley began his career in finance at Lehman Brothers in New York in 1999. Mr. Smalley holds a BS in Accounting from Bucknell University and an MBA in Finance and Economics from Columbia Business School.
We believe Mr. Smalley is qualified to serve on our Board of Directors due to his significant investing, accounting, business development, and operational management experience.
Continuing Members of the Board of Directors:
Class I Directors (terms to expire at the 2026 Annual Meeting)
The current members of the Board of Directors who are Class I Directors are as follows:
Name	Age(*)	Served as a Director Since	Position with D-Wave Quantum
Alan Baratz	69	January 14, 2020	President, Chief Executive Officer and Director
Ziv Ehrenfeld	49	April 4, 2023	Director
(*)	Age as of April 23, 2024.
The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:
Alan Baratz
Dr. Baratz became the CEO of D-Wave Systems in January 2020 and the Company in August 2022. Previously, as Executive Vice President of R&D and Chief Product Officer of D-Wave Systems from August 2018 to December 2019, he drove the development, delivery, and support of all of the company’s products, technologies, and applications. Dr. Baratz also acted as Senior Vice President of Software & Applications of D-Wave Systems from August 2017 to August 2018. He has over 25 years of experience in product development and bringing new products to market at leading technology companies and software startups. As the first president of JavaSoft at Sun Microsystems, Dr. Baratz oversaw the growth and adoption of the Java platform from its infancy to a robust platform supporting mission-critical applications in nearly 80 percent of Fortune 1000 companies. He has also held executive positions at Symphony, Avaya, Cisco, and IBM. He served as CEO and president of Versata, Zaplet, and NeoPath Networks, and as a managing director at Warburg Pincus LLC. Dr. Baratz also served on the board of Versata from 2003 to 2005 and the board of TRW Inc. in 2002. Dr. Baratz holds a doctorate in computer science from the Massachusetts Institute of Technology.
We believe Dr. Baratz is qualified to serve on our Board of Directors because of his extensive knowledge of the Company, past public company board experience, and significant experience in product development and, specifically, bringing new products to market.

Ziv Ehrenfeld
Mr. Ehrenfeld has been a member of our Board of Directors since April 2023. Since 2020, he has served as a Managing Director on the private equity team for PSP Investments. In this role, he heads Strategy and Active Management globally in addition to overseeing various sponsor relationships. He also serves on the boards of several privately held companies with significant operations and scale. Prior to this role, from 2015 to 2020, Mr. Ehrenfeld was a member of PSP Investments’ private debt investment arm, where he developed a new asset class culminating in ~C$26 billion in net AUM as of March 31, 2023.
Prior to joining PSP Investments, Mr. Ehrenfeld was a Director in Leveraged Finance at Barclays from 2008 to 2015, where he arranged leveraged loan and high-yield bond financings for sponsor and corporate clients. Mr. Ehrenfeld started his career practicing law at the law firm of Fischer Behar Chen Well Orion & Co. and holds an LL.B. Bachelor of Laws and a BA in Economics from Tel Aviv University and an MBA from Wharton School of the University of Pennsylvania.
We believe Mr. Ehrenfeld is qualified to serve on our Board of Directors because of his significant private equity, credit investment, operational management, legal and business development experience.
Class III Directors (terms to expire at the 2025 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:
Name	Age(*)	Served as a Director Since	Position with D-Wave Quantum
Steven M. West	68	June 29, 2009	Chair
Kirstjen Nielsen	51	January 10, 2023	Director
Roger Biscay	56	August 5, 2022	Director
(*)	Age as of April 23, 2024.
Steven M. West
Mr. West is a 40-year veteran of the information technology and media marketplace. He is the founder and has been a managing partner of Emerging Company Partners LLC, a technology-consulting firm located in Incline Village, Nevada, since February 2004. Mr. West has held executive leadership positions in both large and early-stage information technology companies located in North America, Asia and Europe. His leadership positions have included CEO of Entera, an Internet content delivery firm (acquired by Blue Coat Systems, Inc.), President and CEO of Hitachi Data Systems in Santa Clara, California and Group Executive of EDS in Plano, Texas. As a partner in Emerging Company Partners LLC, Mr. West has completed consulting engagements with numerous companies specializing in early-stage firms. Mr. West’s public board experience includes Cisco Systems from 1996 to 2019. As a board director of Cisco, he was audit committee chair and a member of the finance committee. He also served as a board member of Autodesk from 2008 to 2018 and was a member of the audit committee and chair of their compensation committee. He has also served on the boards of Delta-Q Technologies and Bycast Inc. Currently, Mr. West is a licensed Broadcast Engineer by the Federal Communications Commission. He also is an active member in the Society of Broadcast Engineers (SBE) and the Institute of Electrical and Electronics Engineers (IEEE).
We believe that Mr. West is qualified to serve on our Board of Directors due to his extensive experience leading technology companies and service as a public company board member.
Kirstjen Nielsen
Sec. Nielsen is a seasoned expert in homeland and national security. She has served as President and Founder of Lighthouse Strategies, a national security consultancy focused on emerging technology and emerging threats, since 2019. From 2017 to 2019, Sec. Nielsen served as the sixth Secretary of the U.S. Department of Homeland Security to lead the 240,000 law enforcement, civilian, and military employees of the third largest cabinet agency and oversee development and expenditure of its $70 billion in total annual budget authority. As an attorney, public servant, successful entrepreneur, subject matter expert, and regular public speaker, she brings over two decades of domestic and international experience in the homeland and national security sectors and has advised governments, private sector companies, international organizations, and NGOs throughout her impressive career. She continues to promote government, nonprofit, and private sector security collaboration. Sec. Nielsen serves on the Board of Advisors for the

Global and National Security Institute at the University of South Florida, as a Board Member of the Global Resilience Federation and the National Defense University Foundation Board, and as an Editorial Board member of Homeland Security Today. She has co-chaired working groups on cyber and critical infrastructure security for the bipartisan Homeland Security Experts Group. Sec. Nielsen also sits on the Advisory Boards of several emerging technology companies and charities. She holds a B.S. in Foreign Service from Georgetown University and a J.D. from the University of Virginia School of Law.
We believe Sec. Nielsen is qualified to serve on our Board of Directors because of her significant experience in the homeland and national security sectors and role as a key advisor to governments, private sector companies, international organizations, and NGOs.
Roger Biscay
Mr. Biscay holds over 20 years of diverse leadership experience driving strategy, organizational planning, financial management, and compliance across high-tech public and private companies and non-profit organizations. Mr. Biscay has served as Senior Vice President and Treasurer of Cisco Systems, which designs and sells a broad range of technologies, since April 2017 where his responsibilities include corporate finance, investments, cash management, foreign exchange, risk transfer, safety, security and business resiliency. Mr. Biscay has also served on the board of directors of Wasabi Technologies since August 2021, including as a member of the Audit Committee and Chair of the Nomination, Governance & Sustainability Committee. Mr. Biscay has also held senior financial markets positions in the areas of fixed income, equity capital markets and foreign exchange with major global financial institutions including the Royal Bank of Canada, Banque Paribas and Lehman Brothers in New York, London, Paris and San Francisco. Mr. Biscay is a graduate of the University of San Francisco where he received both his MBA and BS in Finance.
We believe Mr. Biscay is qualified to serve on our Board of Directors because of his significant financial management and organizational planning experience across numerous high-tech companies.
Proposal 2: Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Permit Officer Exculpation
A recent amendment to Section 102(b)(7) of the DGCL authorizes Delaware corporations to eliminate or limit the personal liability of certain officers for monetary damages associated with claims of breach of the duty of care in certain instances (referred to as “exculpation”). Prior to this amendment, exculpation from personal liability for monetary damages associated with breaches of the duty of care could be provided to directors but could not be provided to officers.
The Company’s Charter provides for the exculpation of directors from personal liability for monetary damages associated with breaches of the duty of care but does not have a similar limitation of liability for our officers. The Company is asking its stockholders to approve an amendment to the Charter to add a provision exculpating officers of the Company from personal liability for monetary damages associated with claims of breach of the duty of care, as now permitted under the DGCL (the “Officer Exculpation Amendment”).
In the course of the Board of Director’s (the “Board”) ongoing evaluation of the Company’s corporate governance practices, the Board has determined that the Officer Exculpation Amendment would reduce the unequal and inconsistent treatment of directors and officers associated with claims related to alleged breach of the duty of care and improve alignment of officers and directors on duty of care responsibilities. The Officer Exculpation Amendment also would better position the Company to continue to attract and retain top management talent by providing this additional protective provision.
Consistent with the recent amendment to the DGCL, the Officer Exculpation Amendment only permits exculpation for direct claims brought by stockholders (as opposed to derivative claims made by stockholders on behalf of the corporation). Further, as with the director exculpation provision currently contained in our Charter, the Officer Exculpation Amendment does not apply to breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct, a knowing violation of law, or claims related to any transaction in which the officer derived an improper personal benefit. Therefore, considering the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain talented officers, the Board has determined that it is in the best interests of the Company and its stockholders to approve the Officer Exculpation Amendment.

The text of the proposed Officer Exculpation Amendment, which would modify Article VI of the Charter, is attached as Appendix A to this proxy statement. On March 27, 2024, the Board approved the Officer Exculpation Amendment and declared that it was advisable to submit the amendment to stockholders for a vote. If approved by our stockholders, the Officer Exculpation Amendment would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting.
Vote Required
This proposal requires the affirmative vote of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote at the virtual Annual Meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote “FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to permit officer exculpation.
Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Grant Thornton is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Grant Thornton has served as our independent registered public accounting firm since August 24, 2023 and served in such capacity for our last fiscal year ended December 31, 2023.
Neither Grant Thornton nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Grant Thornton is expected to attend the 2024 Annual Meeting and to have an opportunity to make a statement if they wish to do so and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Grant Thornton LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Grant Thornton LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Grant Thornton, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee’s role is to oversee the Company’s financial reporting process. Management is responsible for determining that the Company’s financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition to fulfilling its oversight responsibilities as set forth in its charter and further described in the section titled “Committees of the Board of Directors,” the Audit Committee has done the following things:
•	Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, reviewed and discussed with management the Company’s audited consolidated financial statements.
•
Discussed with Grant Thornton LLP the matters required to be discussed under auditing standards established from time to time by the Public Company Accounting Oversight Board (“PCAOB”) and SEC rules and regulations.

•
Evaluated Grant Thornton LLP’s qualifications, performance, and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of PCAOB regarding Grant Thornton LLP’s independence and discussions with Grant Thornton LLP regarding its independence.

Based on the reviews and discussions cited above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.
Roger Biscay (Chair)
Ziv Ehrenfeld
Philip Adam Smalley III
Steven M. West

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
On June 7, 2023, PricewaterhouseCoopers LLP (Canada) (“PwC”) notified the Company of its decision to decline to stand for re-election as the independent registered public accounting firm of the Company. Although PwC declined to stand for re-election, it maintained its relationship with the Company for the review of the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2023 (the “10-Q”). On August 10, 2023, the Company filed the 10-Q. As a result, PwC’s term as the Company’s independent registered public accounting firm ended.
PwC’s reports on the financial statements for the fiscal years ended December 31, 2022 and 2021 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that PwC’s report for the fiscal years ended December 31, 2022 and 2021 contained a separate paragraph that stated the Company has incurred net losses and negative cash flows from operating activities and has a negative working capital that raise substantial doubt about the Company’s ability to continue as a going concern. During the fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through August 10, 2023, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with PwC’s report. Aside from the identification of a material weakness in the Company’s internal controls over financial reporting during the fiscal year ended December 31, 2022 pertaining to the Company’s design and operation of controls related to its financial statement close process, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2022 and 2021 or in the subsequent interim period through August 10, 2023.
On August 24, 2023, the Company engaged Grant Thornton to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 beginning with the fiscal third quarter ending September 30, 2023. The Audit Committee of the Board of Directors of the Company approved the selection of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 on August 23, 2023.
During the two fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through the date of the Current Report on Form 8-K filed on August 24, 2023, the Company has not consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor was oral advice provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(i)(v) of Regulation S-K.
The following table summarizes the fees of Grant Thornton LLP (“Grant Thornton”), our current independent registered public accounting firm, for 2023 and PricewaterhouseCoopers LLP (Canada) (“PwC”), our prior independent registered public accounting firm, for 2022 and 2023 billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:
Fee Category	2023 (USD)	2023 (USD)	2022 (USD)
	Grant Thornton	PwC	PwC
Audit Fees	$475,000	$536,000	$887,500
Audit Related Fees	$—	$8,000	$674,500
Tax Fees	$—	$255,000	$878,000
All Other Fees	—	—	—
Total Fees	$475,000	$799,000	$2,440,000
Audit Fees
Audit fees for the fiscal year ended December 31, 2023 include fees invoiced for professional services rendered for the audit of our annual consolidated financial statements; for reviews of our financial statements included in our SEC filings and Quarterly Reports on Form 10-Q; and fees related to consents, comfort letters and assistance with the review of our SEC filings. Audit fees for the fiscal year ended December 31, 2022 include fees invoiced for professional services rendered for the audit of our original and restated annual consolidated financial statements; for reviews of our financial statements included in our SEC filings and Quarterly Reports on Form 10-Q; and fees related to consents, comfort letters and assistance with the review of our SEC filings.
Audit Related Fees
Audit related fees for the fiscal year ended December 31, 2022 include fees for professional services provided in connection with our Merger, including consents and review of documents filed with the SEC and with our registration statements.
Tax Fees
Tax fees consist of fees billed for professional services relating to tax compliance and tax advisory services.
Audit Committee Pre-Approval Policy and Procedures
Our Audit Committee’s policy is to review in advance and pre-approve all audit or non-audit services to be provided by the Company’s independent auditor or other auditors and to approve all related fees and terms thereof. Pre-approval will be given either as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. All of the services relating to the fees in the table above were approved by our Audit Committee.

EXECUTIVE OFFICERS
The following table identifies our executive officers as of April 23, 2024:
Name	Age(1)	Current Position
Alan Baratz(2)	69	President, Chief Executive Officer and Director
John M. Markovich(3)	67	Chief Financial Officer
Diane Nguyen(4)	39	General Counsel
(1)	Age as of April 23, 2024
(2)	See biography on page 13 of this proxy statement.
(3)
Mr. Markovich has served as the Company’s Chief Financial Officer since August 2022 and previously served as D-Wave Systems’ Chief Financial Officer since August 2021. Mr. Markovich is a strategic financial leader with nearly thirty years of executive financial management experience working with rapidly growing private and public technology companies across all stages of development. He has directed the finance, accounting, tax, treasury, M&A, legal, operations, customer service, IR, HR, and IT functions for companies ranging from privately held pre-revenue startups to a NYSE-listed Fortune 500 multi-national company with over $1.2 billion in annual revenue. During his career, he has negotiated and closed over 150 debt, equity, M&A, and joint venture transactions exceeding $2.5 billion in value; over a dozen private placements; nearly a dozen M&A transactions; and several international joint ventures. From August 2020 to July 2021, Mr. Markovich had his own consulting firm where he advised early-stage technology companies on various financial and strategic matters. From June 2019 to July 2020, Mr. Markovich served as Chief Financial Officer of XANT, Inc., a privately held SaaS company with an AI-powered sales enablement platform. From August 2016 to May 2019, he served as Chief Financial Officer of OmniGuide Holdings, Inc. a private equity-backed multinational medical device manufacturer. Previously, Mr. Markovich held Chief Financial positions at three public companies including Optical Coating Laboratories, Inc., Tickets.com Inc., and Emcore Corp., and several private technology companies including Auto-By-Tel.com, Inc., Energy Innovations, Inc., Veritone, Inc. and XANT, Inc. Mr. Markovich holds a BS in Business from Miami University and an MBA from the Michigan State Graduate School of Business.

(4)
Diane Nguyen has served as the Company's General Counsel and Corporate Secretary since May 1, 2023 and previously served as Vice-President, Legal from July 2021 through April 2023. Ms. Nguyen oversees all legal aspects of D-Wave’s day-to-day operations and the proper governance of the company, and leads the Intellectual Property team in the development and protection of D-Wave’s world-class patent portfolio. Ms. Nguyen holds over 10 years of broad-based legal experience, including negotiating commercial agreements, corporate governance, business financing, intellectual property, and risk assessment. She joined D-Wave in 2018. From 2012 to 2017, she practiced corporate, commercial and intellectual property law at Morency, Société d’avocats, LLP. She also served on the Board of the BC SPCA. Ms. Nguyen is a member of the bars of British Columbia and Quebec, an Authorized House Counsel with the Florida Bar and is a registered trademark agent. She holds a Master’s degree in Business Law from the University of Montreal.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Conduct, and charters for our Nominating and Governance Committee, Audit Committee and Compensation Committee to assist the Board of Directors in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance” section of the “Investors Relations” page of our website located at https://ir.dwavesys.com/ or by emailing ir@dwavesys.com.
Clawback Policy
The Board adopted a clawback policy (the “Clawback Policy”) in compliance with NYSE requirements. In general, the Clawback Policy requires the Company to recover, in a reasonably prompt manner, covered compensation erroneously awarded to a covered officer in the event of an accounting restatement, without regard to any taxes paid. “Erroneously Awarded Compensation” is generally the amount of incentive-based compensation received by the covered officer, during an applicable three fiscal year recovery period immediately preceding an accounting restatement trigger date (but on or after October 2, 2023), that exceeds the amount of incentive-based compensation that otherwise would have been received during such period had it been determined based on the relevant restated amounts. “Incentive-Based Compensation” is generally compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, and “financial reporting measure” includes stock price and total shareholder return. “Accounting Restatement” means any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.
Under the Clawback Policy, the Company generally is not required to recover such excess compensation if the Compensation Committee has made a determination that recovery would be impracticable and (i) the Company has already attempted to recover such amount but the direct expense paid to a third party to assist in enforcing the Clawback Policy would exceed the amount to be recovered, (ii) recovery would violate applicable home country law that was adopted prior to November 28, 2022, or (iii) recovery would likely cause an otherwise tax-qualified retirement plan to fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or “Code”). The Company may not indemnify any such covered officer against the loss of such recovered compensation.
Recovery of Erroneously Awarded Compensation
On January 30, 2024, the Audit Committee of the Board of Directors of the Company, after discussions with the Company’s management and its current and former independent registered public accounting firms, determined that the Company’s (i) audited financial statements included in the Company’s Annual Reports on Form 10-K for the periods ended December 31, 2022, 2021, and 2020 (the “Audited Financial Statements”), filed with the SEC on April 18, 2023 and (ii) unaudited financial statements included in each of the Company’s Quarterly Reports on Form 10-Q for the periods ending September 30, 2023, June 30, 2023, and March 31, 2023 (the “unaudited Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”), filed with the SEC on November 9, 2023, August 10, 2023, and May 10, 2023, respectively, as well as the Registration Statements on Forms S-1 and S-4 (Registration Nos. 333-269732, 333-267126, 333-267124 and 333-263573) initially filed with the SEC on February 13, 2023, August 29, 2022, August 29, 2022, and March 15, 2022, respectively which include the Financial Statements (collectively, the “Affected Periods”), as well as the relevant portions of any communication which describe or are based on the Financial Statements, should no longer be relied upon. The Company has restated the Financial Statements for the Affected periods in amendments to the Form 10-K, the Q1 2023 Form 10-Q, the Q2 2023 Form 10-Q, and the Q3 2023 Form 10-Q, respectively (collectively, the “2023 Restatement”). The 2023 Restatement mainly impacts non-cash and non-operating components of other income (expense) and net loss on the consolidated statements of operations and research incentives receivable and loans payable on the consolidated balance sheets. The 2023 Restatement does not affect any of the Company’s key business metrics or compliance with any financial covenants.

The 2023 Restatement does not have any impact on management’s or other employees’ compensation, as incentive compensation plans were based on the attainment of certain operating metrics and operational goals unaffected by the adjustments. Accordingly, the Company concluded that recovery of erroneously awarded compensation was not required pursuant to the Clawback Policy.
Board of Directors Composition
The Company’s business and affairs are organized under the direction of the Board of Directors. Our Board of Directors currently consists of eight members: Steven M. West, Alan Baratz, Roger Biscay, Amy Cappellanti-Wolf, Ziv Ehrenfeld, Emil Michael, Kirstjen Nielsen, and Philip Adam Smalley III. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors may establish the authorized number of directors from time to time by resolution. Subject to the rights of any series of preferred stock to remove directors elected by the holders of such series of preferred stock, neither the entire Board of Directors nor any individual director may be removed from office without cause. Subject to any limitations imposed by applicable law and the rights of any series of preferred stock to remove directors elected by the holders of such preferred stock, any individual director or the entire Board of Directors may be removed from office with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock of the Company entitled to vote on the election of such directors.
Director Independence
Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our Board of Directors has determined that Roger Biscay, Amy Cappellanti-Wolf, Ziv Ehrenfeld, Emil Michael, Kirstjen Nielsen, Philip Adam Smalley III, and Steven M. West do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the individuals is “independent” as defined under the NYSE listing standards. In making these determinations, our Board of Directors considered the current and prior relationships that each individual has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of securities of the Company by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.” There are no family relationships among any of our directors, director nominees or executive officers.
Executive Sessions
As part of every regularly scheduled meeting of the Board of Directors, all independent directors meet in an executive session without management directors and any other members of the Company’s management present. The Chair of the Board of Directors, currently Steven M. West, (and, if the Chair of the Board of Directors is not an independent director, then the Lead Director) presides at executive sessions.
Director Candidates
The Nominating and Governance Committee has, as one of its responsibilities, the recommendation of director candidates to the full Board of Directors. Nominees for directorship are identified and evaluated in accordance with the criteria and procedures set forth below.
The Nominating and Governance Committee uses a variety of methods to identify director nominees. The Committee may consider candidates recommended by management, by members of the Nominating and Governance Committee, by the Board of Directors, by stockholders or by a third party it may engage to conduct a search for possible candidates.
Once potential candidates are identified (both new candidates and current Board of Directors members), the Nominating and Governance Committee evaluates the individuals in accordance with a number of criteria. The Nominating and Governance Committee does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within our Company. The Nominating and Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Board of Directors’ overall effectiveness. This assessment includes an individual’s independence from the Company, as well as consideration of age, skills and experience, and diversity, in the context of the needs of the Company. In addition, the Nominating and Governance Committee considers each candidate’s outside board membership; financial literacy; character; and ability to meet the Board of Directors’ expectations regarding, among other things, sufficient time, energy and attention to the role.
The Nominating and Governance Committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director. In doing so, the Nominating and Governance Committee will evaluate director candidates in light of the general criteria outlined above. Our Amended and Restated Bylaws provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our Board of Directors, if such stockholder complies with the applicable notice procedures, which are referenced in “Stockholders’ Proposals” on page 49 of this proxy statement.
Communications from Stockholders
Stockholders and other interested parties who wish to communicate with the Chair of the Board of Directors, the independent or non-management directors, or the Board of Directors as a whole, should address such communications to the applicable party or parties and send via e-mail: c/o Secretary, ir@dwavesys.com. The Secretary will review all incoming communications and forward such communications to the appropriate member(s) of our Board of Directors. The Secretary will generally not forward communications that are unrelated to the duties and responsibilities of our Board of Directors, including communications that the Secretary determines to be primarily commercial in nature, personal grievances, and materials that are patently offensive or otherwise inappropriate.
Board of Directors Leadership Structure and Role in Risk Oversight
Our Chair of the Board of Directors is elected by the Board of Directors. Currently, the Chair of the Board of Directors is not the Chief Executive Officer of the Company. However, our Board of Directors believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as the Chair of the Board of Directors. Therefore, our Board of Directors believes that a permanent policy on whether the Chair of the Board of Directors and Chief Executive Officer positions should be separated or combined is not appropriate.
To maintain the independent integrity of the Board of Directors, however, if the Chair of the Board of Directors is not an independent director, our Board of Directors will appoint a Lead Director who must be independent. The Lead Director’s responsibilities shall include: (a) presiding at all meetings of the Board of Directors at which the Chair of the Board of Directors is not present, including executive sessions of the independent directors; (b) serving as liaison between the Chair of the Board of Directors and the independent directors; (c) reviewing and approving materials to be sent to the Board of Directors; (d) approving the meeting agendas for the Board of Directors; (e) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (f) having the authority to call meetings of the independent directors; and (g), if requested by major stockholders, ensuring that they are available for consultation and direct communication. If the Chair of the Board of Directors is an independent director, then he or she will handle the foregoing responsibilities.
One of the key functions of our Board of Directors is informed oversight of the Company’s risk management process, including for cybersecurity threats. Our Board of Directors does not have, and does not anticipate having, a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, as well as cybersecurity risks, and the Board of Directors’ Audit Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Board of Directors’ Compensation Committee also assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of the Company’s employees, executive officers and directors. The Code of Conduct is available at the investors section of the Company’s website at https://ir.dwavesys.com. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on the Company’s website to the extent required by applicable rules and exchange requirements. The reference to the Company’s website address does not constitute incorporation by reference of the information contained at or available through the Company’s website, and you should not consider it to be a part of this proxy statement.
Anti-Hedging and Anti-Pledging Policies
We have an insider trading policy that prohibits directors, officers and employees, and their designees, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities whether they are (1) granted to such individual by the Company as part of his or her compensation; or (2) otherwise held, directly or indirectly, by such individual. The insider trading policy also prohibits directors, officers and employees and their related parties from purchasing Company securities on margin or pledge, or otherwise granting a security interest in, securities of the Company in margin accounts.
Attendance by Members of the Board of Directors at Meetings
The Board of Directors met ten (10) times in 2023. Each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our website at https://ir.dwavesys.com, directors are expected to attend the annual meeting of stockholders, Board of Directors meetings and meetings of committees on which they serve. Accordingly, a director is expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are expected to review meeting materials prior to Board of Directors and committee meetings and, when possible, should communicate in advance of meetings any questions or concerns that they wish to discuss so that management will be prepared to address the same. Each director’s attendance at, and preparation for, Board of Directors meetings and meetings of committees on which they serve shall be considered by the Nominating and Governance Committee when recommending director nominations.

COMMITTEES OF THE BOARD OF DIRECTORS
Our Board of Directors has established three standing committees—Audit, Compensation and Nominating and Governance—each of which operates under a written charter that has been approved by our Board of Directors.
The current members of each of the Board of Directors committees and committee Chairs are set forth in the following chart.
Name	Audit	Compensation	Nominating and Governance
Alan Baratz
Roger Biscay	Chair
Amy Cappellanti-Wolf		Chair
Ziv Ehrenfeld	X	X
Emil Michael			X
Kirstjen Nielsen		X
Philip Adam Smalley III	X		X
Steven M. West	X		Chair
Audit Committee
The primary purpose of the Audit Committee is to discharge the responsibilities of the Board of Directors with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the Audit Committee include:
•	helping the Board of Directors oversee corporate accounting and financial reporting processes;
•	overseeing compliance with legal and regulatory requirements;
•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm; and
•	monitoring compliance with the Company’s Code of Conduct, and oversee, review and discuss with management the implementation and effectiveness of the Company’s compliance and ethics programs.
The Audit Committee charter is available on our website at https://ir.dwavesys.com. Our Audit Committee consists of Roger Biscay, Ziv Ehrenfeld, Philip Adam Smalley III, and Steven M. West. Our Board of Directors has determined that all members are independent under NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. The Chair of the Audit Committee is Roger Biscay. Our Board of Directors has determined that Roger Biscay is an “audit committee financial expert” within the meaning of SEC regulations and NYSE listing standards. Our Board of Directors has also determined that each member of the Audit Committee can read and understand fundamental financial statements, in accordance with applicable requirements, and all members of the Audit Committee are “financially literate” in accordance with NYSE’s listing standards.
The Audit Committee met nine (9) times in 2023.

Compensation Committee
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers and other senior management, as appropriate. Specific responsibilities of the compensation committee include:
•	reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;
•	administering the equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating all incentive compensation and equity plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management;

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy; and
•	reviewing and making recommendations to the Board with respect to executive officer and director indemnification and insurance matters.
Pursuant to the Compensation Committee’s charter, which is available on our website at https://ir.dwavesys.com, the Compensation Committee has the authority, in its sole discretion, to retain or terminate compensation consultants, independent legal counsel and other advisors to assist in carrying out its responsibilities and shall be directly responsible for overseeing the work of such advisors.
During 2023, management engaged Compensia, Inc. (“Compensia”) as its independent compensation consultant. As requested by management, Compensia’s services included executive compensation advice.
The Compensation Committee may form and delegate authority under its charter to subcommittees from time to time as it sees fit, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the NYSE.
Our Compensation Committee consists of Amy Cappellanti-Wolf, Kirstjen Nielsen and Ziv Ehrenfeld. The Chair of our Compensation Committee is Amy Cappellanti-Wolf. Our Board of Directors has determined that each member of the Compensation Committee is independent under the NYSE listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The Compensation Committee met four (4) times in 2023.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee currently is one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Nominating and Governance Committee
The specific responsibilities of our Nominating and Governance Committee include:
•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board of Directors;
•	considering and making recommendations to the Board of Directors regarding the composition and chairpersons of the committees of the Board of Directors;
•	developing and making recommendations to the Board of Directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility;
•	reviewing and recommending to the Board of Directors for approval the compensation to be paid to non-executive directors; and
•	overseeing periodic evaluations of the performance of the Board of Directors, including its individual directors and committees.

The Nominating and Governance Committee charter is available on our website at https://ir.dwavesys.com. Our Nominating and Governance Committee consists of Emil Michael, Philip Adam Smalley III, and Steven M. West. The Chair of the Nominating and Governance Committee is Steven M. West. Our Board of Directors has determined that each member of the Nominating and Governance Committee is independent under NYSE listing standards. The Nominating and Governance Committee has the authority, at its sole discretion, to retain and terminate search firms to identify director candidates, consultants and any other advisors to assist it in carrying out its duties.
The Nominating and Governance Committee met four (4) times in 2023.

EXECUTIVE AND DIRECTOR COMPENSATION
This section presents the executive and director compensation of D-Wave Systems for the periods prior to the completion of the Merger on August 5, 2022, and the Company for the periods subsequent to the completion of the Merger on August 5, 2022. For the purposes of this “Executive and Director Compensation” section “D-Wave Systems” refers to D-Wave Systems Inc., “D-Wave Quantum” and the “Company” refer to D-Wave Quantum Inc., and “D-Wave,” “us”, “we” and “our”, as the context requires, refers to either D-Wave Quantum Inc. or D-Wave Systems Inc.
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2023, our “named executive officers” and their positions were as follows:
•	Alan E. Baratz, President, Chief Financial Officer and Director;
•	John M. Markovich, Chief Financial Officer; and
•	Diane Nguyen, General Counsel.
Summary Compensation Table
The following table presents information regarding the compensation of our named executive officers (“NEOs”) for the fiscal years ended December 31, 2023 and 2022:
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Alan E. Baratz President & Chief Executive Officer, Director	2023	575,000	153,900	—	316,250	—	1,045,150
	2022	491,667	10,050,000	—	273,333	1,348	10,816,348
John M. Markovich Chief Financial Officer	2023	400,000	102,600	—	179,200	—	681,800
	2022	350,000	3,517,500	—	144,000	51	4,011,551
Diane Nguyen (5) General Counsel	2023	255,000	43,790	—	86,400	—	385,190
	2022	N/A
(1)
The amounts reported in this column reflect the grant date fair value of restricted share unit awards made under the 2022 Plan to the NEOs listed in this table, computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)
The amounts reported in this column reflect the grant date fair value of stock option awards made under the 2022 Plan and 2020 Plan to the NEOs, computed in accordance with ASC 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the stock options, the exercise of the stock options, or the sale of the Common Shares underlying such stock options.

(3)	For 2023, the amounts reported in this column reflect annual cash incentive earned by each NEO determined by the Company’s Compensation Committee.
For 2022, the amounts reported in this column reflect the annual bonus payable as determined by the Compensation Committee.
(4)
For 2023 and 2022, the amounts reported in this column represent life insurance premiums paid by D-Wave for the benefit of the NEOs and represent a reimbursement to Dr. Baratz for tax accounting expenses.

(5)	Effective as of May 1, 2023, Ms. Nguyen assumed the role of General Counsel. Ms. Nguyen’s 2023 amounts reflect all of her compensation for the full fiscal year.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2023. All awards were granted pursuant to the 2020 Plan or the 2022 Plan. Following the Merger, each option of D-Wave Systems granted under the 2020 plan became exercisable at its original option exercise price for 0.8896570 Common Shares. See the section titled “—Equity Incentive Plans – 2020 Plan and 2022 Plan” below for additional information.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
Alan E. Baratz	2,920,208	—	0.81	5/5/2030	1,550,000(6)	1,364,000
John M. Markovich	938,390	562,996(2)	0.82	8/20/2031	637,500(7)	561,000
Diane Nguyen	43,108	1,152(3)	0.81	5/5/2030	178,672(8)	157,231
	7,601	1,517(4)	0.81	11/17/2030
	34,475	18,904(5)	0.82	8/20/2031
(1)	Except as otherwise noted, these amounts represent Common Shares issuable upon exercise of previously granted options of D-Wave Systems, following the Merger.
(2)	The remaining portion of the option vests in equal monthly installments on the 20th of each month through August 20, 2025.
(3)	The remaining portion of the option vests in equal monthly installments on the 5th of each month through May 5, 2024.
(4)	The remaining portion of the option vests in equal monthly installments on the 1st of each month through November 1, 2024.
(5)	The remaining portion of the option vests in equal monthly installments on the 16th of each month through July 16, 2025.
(6)
500,000 of these restricted share units vest on second anniversary of the grant date of October 27, 2022. 750,000 of these restricted share units vest in equal tranches on the second and third anniversaries of the grant date of October 27, 2022. 300,000 of these restricted share units vest at a rate of 25% on the first anniversary of the grant date of March 27, 2023, with the remaining restricted share units vesting in twelve, equal quarterly installments through March 27, 2027.

(7)
437,500 of these restricted share units vest in equal tranches on each of the second and third anniversaries of the grant date of October 27, 2022. 200,000 of these restricted shares units vest at a rate of 25% on the first anniversary of the grant date of March 27, 2023, with the remaining restricted share units vesting in twelve, equal quarterly installments through March 27, 2027.

(8)
93,312 of these restricted share units vest in equal tranches on each of the second and third anniversaries of the grant date of October 13, 2022. 85,360 of these restricted shares units vest at a rate of 25% on the first anniversary of the grant date of March 27, 2023, with the remaining restricted share units vesting in twelve, equal quarterly installments through March 27, 2027.

(9)	The market value of these shares is based on the closing price of D-Wave Quantum on December 29, 2023 ($0.88 per share).
Employment Arrangements with Named Executive Officers
Alan E. Baratz. In January 2020, D-Wave Commercial Inc. (“D-Wave Commercial”), a wholly-owned subsidiary of D-Wave, entered into an amended and restated employment agreement with Dr. Baratz which governs the current terms of his employment as D-Wave’s President and Chief Executive Officer. Dr. Baratz is eligible to participate in our management bonus plan, with a target bonus percentage of 50% of his base salary, based on achievement of corporate objectives under our corporate bonus plan and personal objectives set by our Board of Directors. For 2021, D-Wave Systems’ bonus plan achievement was based on objectives directed at providing stockholder value, with elements including product and technology development, financial metrics and customer sales, and taking into account both individual and company-wide performance. Dr. Baratz is also eligible to participate in D-Wave Systems’ standard employee benefit plans and programs for D-Wave Systems’ US-based employees, and is entitled to reimbursement of up to $7,500 per year for reasonable tax accounting expenses. Dr. Baratz’s employment agreement also provided for a grant of options, which are no longer outstanding as a result of the D-Wave Systems 2020 recapitalization. Pursuant to his employment agreement, if Dr. Baratz’s employment is terminated by D-Wave Systems without cause, he is entitled to receive 12 months’ base salary as a severance payment. In addition, pursuant to Dr. Baratz’s option award agreements, (i) in the event of a change in control (as defined in the 2020 Plan), the portion of the option that is scheduled to vest in the immediately succeeding 24 months shall immediately vest, and the vesting date for the remaining unvested tranches of each outstanding option shall accelerate by 24 months, and (ii) in the event of his termination by D-Wave Systems without cause within the 12 month period following a change in control, the remaining unvested portion of his outstanding options shall fully vest. The completion of the Merger constituted a change in control for purposes of the 2020 Plan. The restrictive covenants in Dr. Baratz’s employment agreement include confidentiality, invention assignment and a one-year non-solicitation of employees.
On October 27, 2022, D-Wave Commercial and Dr. Baratz entered into an amendment (the “Amendment”) to the amended and restated employment agreement discussed above, to reflect updates to Dr. Baratz’s compensation arrangements as approved by the Board of Directors upon the recommendation of the Compensation Committee of the Board of Directors. Pursuant to the Amendment, D-Wave increased Dr. Baratz’s annual base salary to $575,000 per annum, effective as of September 1, 2022, and granted Dr. Baratz’s eligibility to participate in the D-Wave 2022 Bonus Plan and any future performance-based bonus plans that apply to D-Wave’s Chief Executive Officer. Effective as of September 1, 2022, Dr. Baratz’s on-target bonus under the D-Wave 2022 Bonus Plan is 100% of Dr. Baratz’s base salary, based on achievement of the corporate objectives under the plan, and personal objectives set by the Board of Directors. Certain changes were also made to the termination provisions of the amended and restated employment agreement to provide that, upon a termination without cause, D-Wave will provide twelve months’ base salary as a lump sum payment, twelve months base salary continuance, or a combination of the two, plus a lump sum target bonus payment, which will be equal to 100% of base salary, subject to certain conditions. In addition, subsequent to the close of the Merger, on October 27, 2022, Dr. Baratz was awarded a Long-Term Retention Award of 1,500,000 restricted stock units (“RSUs”), of which 50% vested on the first anniversary of the grant date and the remainder will vest in two, equal annual tranches over the remaining two years of the three-year vesting period. On October 27, 2022, Dr. Baratz was also awarded a Special Recognition Award of 1,000,000 RSUs, of which 50% vested on the first anniversary of the grant date and the remainder will vest on the second anniversary of the grant date. As part of the Company’s annual equity refresh program, Dr. Baratz was issued a grant of 300,000 RSUs, effective March 27, 2023, of which 25% vest of these RSUs on the first anniversary of the grant date on March 27, 2024, with the remaining RSUs vesting in twelve, equal quarterly installments through March 27, 2027. Pursuant to these RSU award agreements, in the event of Dr. Baratz’s termination without cause, the portion of the award that would have vested in the next 12 months will vest immediately. On October 23, 2023, Dr. Baratz acknowledged and accepted the Company’s Clawback Policy. In consideration of this acknowledgement, the Company offered, and Dr. Baratz accepted, to have all stock option award agreements previously entered into between Dr. Baratz and the Company, as well as all future stock option award agreements, amended to amend the exercise period applicable after the termination of his employment with D-Wave Commercial Inc. from a 90-day period to a one-year period after the termination date. On January 10, 2024, as payment of Dr. Baratz’s bonus under the D-Wave 2022 Bonus Plan for the year ended December 31, 2023, Dr. Baratz was awarded 213,232 stock options at an exercise price of $0.846 and 170,469 RSUs. Both grants were issued as fully vested as of the date of the grants.
John M. Markovich. In August 2021, D-Wave Systems entered into an employment agreement with Mr. Markovich which governs the current terms of his employment as D-Wave’s Chief Financial Officer, as amended in September 2022. Mr. Markovich’s current annual base salary for 2023 was $400,000. On April 19, 2024, Mr. Markovich entered into an amendment to his employment agreement (the “CFO Amendment”), which increased his annual base salary to $440,000 per annum, effective as of April 1, 2024, which base salary may be increased from time to time, as approved by the Compensation Committee. Mr. Markovich is eligible to participate in any bonus plan that may be established for executive officers, with a target bonus percentage of 70% (effective September 1, 2022) of base salary, based on achievement of corporate objectives under our corporate bonus plan and personal objectives set by our Chief Executive Officer. For 2022, D-Wave’s bonus plan achievement was based on objectives directed at providing stockholder value, with elements including product and technology development, financial metrics and customer sales, and taking into account both individual and company-wide performance. Mr. Markovich’s employment agreement provides for a grant of 1,687,602 options (pursuant to the 2020 Plan), with vesting terms as described above in the Outstanding Equity Awards Table. In addition, subsequent to the close of the Merger, on October 27, 2022, Mr. Markovich was awarded an equity award of 875,000 RSUs, of which 50% vested on the first anniversary of the grant date and the remainder will vest in two, equal annual tranches over the remaining two years of the three-year vesting period. As part of the Company’s annual equity refresh program, Mr. Markovich was issued a grant of 200,000 RSUs, effective March 27, 2023, of which 25% of these RSUs vest on the first anniversary of the grant date on March 27, 2024, and the remaining RSUs vesting in twelve, equal quarterly installments through March 27, 2027. Mr. Markovich is eligible to participate in D-Wave’s standard employee benefit plans and programs for D-Wave’s U.S.-based employees. Pursuant to his employment agreement, if Mr. Markovich’s employment is terminated by D-Wave without cause (as defined in his employment agreement), he is entitled to receive 12 months’ base salary as a severance payment. In addition, pursuant to Mr. Markovich’s equity award agreements, in the event of his termination by D-Wave without cause within the 12-month period following a change in control, the portion of his outstanding equity that would have vested in the next 24 months shall fully vest. On October 23, 2023, Mr. Markovich acknowledged and accepted the Company’s Clawback Policy. In consideration of this acknowledgement, the Company offered, and Mr. Markovich accepted, to have all stock option award agreements previously entered into between Mr. Markovich and the Company, as well as all future stock option award agreements, amended to amend the exercise period applicable after the termination of his employment with D-Wave Commercial Inc. from a 90-day period to a one-year period after the termination date. On January 10, 2024, as payment of Mr. Markovich’s bonus under the D-Wave 2022 Bonus Plan for the year ended December 31, 2023, Mr. Markovich was awarded 120,826 stock options at an exercise price of $0.846 and 96,661 RSUs. Both grants were issued as fully vested as of the date of the grants. Also, as previously reported on a Form 4 filed with the SEC on March 29, 2024, the CFO Amendment included a grant of 150,000 RSUs awarded by the Board pursuant to the Company's annual equity refresh program and approved under the 2022 Equity Incentive Plan. The restrictive covenants in Mr. Markovich’s employment agreement include confidentiality, invention assignment and a one-year non-solicitation of employees.
Diane Nguyen. In June 2018, D-Wave Systems entered into an employment agreement with Ms. Nguyen which was subsequently terminated in March 2022 when Ms. Nguyen was transferred to D-Wave Systems’ subsidiary, D-Wave Commercial, with which she entered into a subsequent employment agreement. This employment agreement was subsequently amended on September 20, 2022 and on July 10, 2023 in connection with her promotion to General Counsel. Ms. Nguyen’s annual base salary for 2023 was $225,000 and was increased to $270,000 effective May 1, 2023. On April 17, 2024, Ms. Nguyen entered into an amendment to her employment agreement (the “GC Amendment”), which increased her annual base salary to $330,000 per annum, effective as of April 1, 2024, which base salary may be increased from time to time, as approved by the Compensation Committee. Ms. Nguyen was eligible to participate in any bonus plan established for executive officers, with a target bonus percentage of 30% of base salary, based on the achievement of corporate objectives under our corporate bonus plan and personal objectives set by our Chief Executive Officer, until April 30, 2023. On May 1, 2023, Ms. Nguyen became eligible to participate in the new D-Wave Annual Incentive Plan (the “AIP”) and any performance-based incentive plan in a future year that applies to permanent full-time employees of the Company who are at the level of SVP. Ms. Nguyen’s on-target bonus under the AIP is 50% of her base salary pro-rated, based on achievement of the corporate objectives under the AIP and personal objectives as set by the CEO in relation to the AIP. For 2023, D-Wave’s bonus achievement was based on individual and company-wide performance. Ms. Nguyen’s employment agreement provided for a grant of options, which are no longer outstanding as a result of the D-Wave Systems 2020 recapitalization. In addition, subsequent to the close of the Merger, on October 13, 2022, Ms. Nguyen was awarded an equity award of 186,624 RSUs, of 50% vested on the first anniversary of the grant date and the remainder will vest in two, equal annual tranches over the remaining two years of the three-year vesting period. As part of the Company’s annual equity refresh program, Ms. Nguyen was issued a grant of 85,360 RSUs, effective March 27, 2023, of which 25% of these RSUs vest on the first anniversary of the grant date on March 27, 2024, and the remaining RSUs vesting in twelve, equal quarterly installments through March 27, 2027. Ms. Nguyen is eligible to participate in D-Wave’s standard employee benefit plans and programs for D-Wave’s US-based employees. Pursuant to her employment agreement, if Ms. Nguyen’s employment is terminated by D-Wave without cause (as defined in her employment agreement), she is entitled to receive 6 months’ base salary as a severance payment. In addition, pursuant to Ms. Nguyen’s equity award agreements, in the event of her termination by D-Wave without cause within the 12-month period following a change in control, the portion of her outstanding equity that would have vested in the next 12 months shall fully vest. On October 23, 2023, Ms. Nguyen acknowledged and accepted the Company’s Clawback Policy. In consideration of this acknowledgement, the Company offered, and Ms. Nguyen accepted, to have all stock option award agreements previously entered into between Ms. Nguyen and the Company, as well as all future stock option award agreements, amended to amend the exercise period applicable after the termination of her employment with D-Wave Commercial Inc. from a 90-day period to a one-year period after the termination date. On January 10, 2024, as payment of Ms. Nguyen’s bonus under the D-Wave 2022 Bonus Plan for the year ended December 31, 2023, Ms. Nguyen was awarded 58,255 stock options at an exercise price of $0.846 and 46,604 RSUs. Both grants were issued as fully vested as of the date of the grants. Also, as previously reported on a Form 4 filed with the SEC on March 29, 2024, the GC Amendment included the following awards approved by the Board under the 2022 Equity Incentive Plan: (i) a grant of 80,000 RSUs pursuant to the Company's annual equity refresh program, (ii) a promotional award of 100,000 RSUs in consideration for Ms. Nguyen's promotion to General Counsel on May 1, 2023 and (iii) a promotional award of 100,000 stock options in consideration for Ms. Nguyen's promotion to General Counsel on May 1, 2023. The restrictive covenants in Ms. Nguyen’s employment agreement include confidentiality, invention assignment and a one-year non-solicitation of employees.

Health and Welfare and Retirement Benefits; Perquisites
Each of the executive officers is eligible to participate in D-Wave’s employee benefit plans offered in their respective country of employment, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of D-Wave’s other full-time employees. D-Wave generally does not provide perquisites or personal benefits to its NEOs, except in limited circumstances, and except for annual tax preparation assistance provided to Dr. Baratz (described above), it did not provide any perquisites or personal benefits to its NEOs in 2023.
Eligible US-based employees, including D-Wave’s U.S.-based executive officers, are eligible to participate in a defined contribution retirement plan that provides such employees with an opportunity to save for retirement on a tax advantaged basis. Eligible US-based employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. D-Wave currently does not make any matching contributions into the 401(k) plan on behalf of participants. Participants are always vested in their contributions to the plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. D-Wave currently does not offer a retirement savings plan structure to any of its Canada-based employees.
Equity Incentive Plans
Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as D-Wave believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. D-Wave believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Following the Merger, the 2022 Plan, which is described below, became an important element of our compensation arrangements for our executives and directors. Our executives (including our NEOs) are also eligible to participate in the ESPP described below. Prior to the Merger, D-Wave Systems granted equity-based compensation pursuant to its 2020 Plan, described below.
2022 Plan
The following summary describes the material terms of the 2022 Plan, which was adopted by the Company in connection with the Merger.
Administration. The Compensation Committee of our Board of Directors (or subcommittee thereof) administers the 2022 Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2022 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2022 Plan. The Compensation Committee has full discretion to administer and interpret the 2022 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.
Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company who are selected by the compensation committee are eligible for awards under the 2022 Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2022 Plan.
Number of Shares Authorized. Pursuant to the 2022 Plan, we have reserved 16,965,849 Common Shares for issuance of awards to be granted thereunder, subject to an annual increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 5% of the fully-diluted number of Common Shares outstanding on December 31st of the immediately preceding calendar year (inclusive of the share reserve under the ESPP and the 2022 Plan (or any successor to either of the foregoing)) and (b) such smaller number of shares as is determined by our Board of Directors (the “Share Pool”). The number of shares that may be issued with respect to incentive stock options under the 2022 Plan is equal to three times the number of shares initially reserved in the Share Pool. The maximum grant date fair value of cash and equity awards that may be awarded to a non-employee director under the 2022 Plan during any one fiscal year, taken together with any cash fees paid to such non-employee director during such fiscal year, in respect of service as a member of the Board of Directors during such year will be $750,000 (or, $1,000,000 in the event such non-employee director is first appointed or elected to the Board of Directors during such fiscal year); provided that the foregoing limitation shall not apply to compensation approved by the other non-employee members of the Board of Directors to be provided to a non-employee member of the Board of Directors in respect of their service as an employee or consultant (including as an interim officer). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, the NYSE and its applicable rules and guidance, and such issuance will not reduce the number of shares available for issuance under the 2022 Plan. The following actions do not reduce the number of shares available for issuance under the 2022 Plan: (1) the expiration or termination of any portion of an award without the shares covered by such portion of the award having been issued, (2) the settlement of any portion of an award in cash, (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an award. The following shares will be added back and again become available for issuance under the 2022 Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an award.
Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Common Shares or other relevant change in capitalization (including a change in control, as defined in 2022 Plan) or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the 2022 Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable, including by: (i) adjusting the number of shares reserved for issuance under the 2022 Plan, the number of shares covered by awards then outstanding under the 2022 Plan, the limitations on awards under the 2022 Plan, the exercise price of outstanding options, the strike price of outstanding stock appreciation rights or any applicable performance measures or criteria; (ii) providing for a substitution or assumption of awards under the 2022 Plan; (iii) accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, awards under the 2022 Plan; (iv) providing for a period of time not exceeding ten (10) days for the exercise of awards under the 2022 Plan prior to the occurrence of such event; (v) cancelling any awards under the 2022 Plan in exchange for consideration equal to value of the underlying award; or (vi) such other equitable substitution or adjustments as the compensation committee may determine appropriate.
Awards Available for Grant. The Compensation Committee may grant awards of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, RSUs, other stock-based awards, other cash-based awards, deferred awards or any combination of the foregoing. Awards may be granted under the 2022 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”
Stock Options. The Compensation Committee is authorized to grant options to purchase Common Shares that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2022 Plan shall be nonqualified unless the applicable award agreement expressly states that the option is intended to be an incentive stock option. Options granted under the 2022 Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2022 Plan, the exercise price of the options will not be less than the fair market value (or 110% of the fair market value in the case of a qualified option granted to a 10% shareholder) of our Common Shares at the time of grant (except with respect to Substitute Awards). Options granted under the 2022 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2022 Plan will be 10 years from the date of grant (or five years in the case of a qualified option granted to a 10% shareholder), provided that if the term of a nonqualified option would expire at a time when trading in Common Shares is prohibited by the Company’s insider trading policy, the option’s term may be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent, or by such other method as the compensation committee may permit in its sole discretion, including: (i) by delivery of other property (including previously owned shares that are not subject to any pledge or other security interest) having a fair market value equal to the exercise price and all applicable required withholding taxes; (ii) if there is a public market for Common Shares at such time, by means of a broker-assisted cashless exercise mechanism; or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes, based upon the fair market value of the withheld shares on the date of exercise. In all events of cashless or net exercise, any fractional Common Shares will be settled in cash.
Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the 2022 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2022 Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per Common Share underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the 2022 Plan will be 10 years from the date of grant; provided that if the term of a SAR would expire at a time when trading in Common Shares is prohibited by the Company’s insider trading policy, the SAR’s term may be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code).
Restricted Stock. The Compensation Committee is authorized to grant restricted stock under the 2022 Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Shares that are generally non-transferable and are subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.
Restricted Stock Unit Awards. The Compensation Committee is authorized to grant RSU awards, which will be subject to the terms and conditions established by the Compensation Committee. An RSU award, once vested, may be settled in a number of our Common Shares equal to the number of units earned, in cash equal to the fair market value of the number of Common Shares earned in respect of such RSU award or in a combination of the foregoing, at the election of the Compensation Committee. RSUs may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding RSUs shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on Common Shares, which accumulated dividend equivalents shall be payable at the same time that the underlying RSUs are settled.
Other Stock-Based Awards and Other Cash-Based Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of Common Shares, rights to receive grants of awards at a future date, other awards denominated in Common Shares, or awards that provide for cash payments based in whole or in part on the value of Common Shares under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.
Deferred Awards. The Compensation Committee is authorized, subject to limitations under applicable law, to grant to participants deferred awards, which may be a right to receive shares or cash under the 2022 Plan (either independently or as an element of or supplement to any other award under the 2022 Plan), including, as may be required by any applicable law or regulations or determined by the Compensation Committee, in lieu of any annual bonus, commission or retainer that may be payable to a participant under any applicable, bonus, commission or retainer plan or arrangement, under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.
Effect of a Change in Control. The following provisions shall apply only in the case an award agreement specifically provided that they will apply. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between us and a participant, in the event of a change in control (as defined in the 2022 Plan): (i) if the acquirer or successor company in such change in control has agreed to provide for the substitution, assumption, exchange or other continuation of awards, then, if the participant’s employment with or service to the Company is terminated by the Company without cause (and other than due to death or disability) on or within 12 months following a change in control, then unless otherwise provided by the Committee, all options and SARs held by such participant shall become immediately exercisable with respect to 100% of the shares subject to such options and SARs, and the restricted period (and any other conditions) shall expire immediately with respect to 100% of the shares of restricted stock and RSUs and any other awards (other than another cash-based award) held by such participant (including a waiver of any applicable performance conditions); provided that if the vesting or exercisability of any award would otherwise be subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of actual or target performance as determined by the Compensation Committee; (ii) if the acquirer or successor company in such change in control has not agreed to provide for the substitution, assumption, exchange or other continuation of awards, then unless otherwise provided by the Compensation Committee, all options and SARs held by such participant shall become immediately exercisable with respect to 100% of the shares subject to such options and SARs, and the restricted period (and any other conditions) shall expire immediately with respect to 100% of the shares of restricted stock and RSUs and any other awards (other than another cash-based award) held by such participant (including a waiver of any applicable performance conditions); provided that if the vesting or exercisability of any award would otherwise be subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of actual or target performance as determined by the compensation committee; and (iii) in addition, the Compensation Committee may upon at least ten (10) days’ advance notice to the affected participants, cancel any outstanding award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share received or to be received by other stockholders of the Company in the event (it being understood that any option or SAR having a per-share exercise or hurdle price equal to, or in excess of, the fair market value (as of the date specified by the compensation committee) of a share subject thereto may be canceled and terminated without any payment or consideration therefor).
Non-transferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the 2022 Plan).
Amendment. The 2022 Plan will have a term of 10 years. The Board of Directors may amend, suspend or terminate the 2022 Plan at any time, subject to shareholder approval if necessary to comply with any tax, exchange rules, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient. The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to any award theretofore granted will not to that extent be effective without the consent of the affected participant. Unless otherwise required by applicable law, no shareholder approval will be required for any of the following amendments: (i) reducing the exercise price of any option or the strike price of any SAR; (ii) cancelling any outstanding option and replacing it with a new option (with a lower exercise price) or cancelling any SAR and replacing with a new SAR (with a lower strike price) or, in each case, with another award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes); (iii) taking any other action considered a repricing for purposes of the shareholder approval rules of the applicable securities exchange on which our Common Shares are listed; and (iv) cancelling any outstanding option or SAR that has a per-share exercise price or strike price (as applicable) at or above the fair market value of a Common Share on the date of cancellation and paying any consideration to the holder thereof.
Clawback/Forfeiture. Awards may be subject to clawback or forfeiture to the extent (i) the participant engaged in or engages in activity that is in conflict with or adverse to the interests of the Company, including fraud or conduct contributing to any financial restatements or irregularities; (ii) the participant violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company; (iii) the participant is terminated for Cause (as defined in the 2022 Plan); (iv) required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or other applicable securities exchange; or (v) if so required pursuant to a written policy adopted by the Company or the provisions of an award agreement. In addition, the Compensation Committee will have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes.
2022 Employee Stock Purchase Plan (“ESPP”)
The following summary describes the material terms of the ESPP, which was adopted by the Company in connection with the Merger.
Administration. The Compensation Committee of our Board of Directors (or any person or institution selected by the Compensation Committee) will administer the ESPP. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase Common Shares on specified dates during such offerings. Under the ESPP, the plan administrator has full discretion to administer and interpret the ESPP and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the duration, frequency, start date and end dates of offering periods. The ESPP includes two components: a 423 Component and a Non-423 Component. The Company intends that the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by our Board of Directors, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
Eligibility. Generally, all regular employees, including executive officers, employed by the Company or one of the Company’s designated subsidiaries, will be eligible to participate in the ESPP and may contribute, normally through payroll deductions, an aggregate amount equal to their contribution for the purchase Common Shares under the ESPP. Unless otherwise determined by the plan administrator, Common Shares will be purchased for the accounts of employees participating in the ESPP at a price per share equal to not less than the lesser of (i) 85% of the fair market value of a Common Share on the first trading date of an offering or (ii) 85% of the fair market value of a Common Share on the date of purchase. The administrator may impose different eligibility requirements with respect to the Non-423 Component.
Number of Shares Authorized. Pursuant to the ESPP, we have reserved 8,036,455 Common Shares, subject to an annual increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (a) 1% of the fully-diluted number of Common Shares outstanding on December 31st of the immediately preceding calendar year (inclusive of the share reserve under the ESPP and the 2022 Plan (or any successor to either of the foregoing)), (b) 1,607,291 shares and (c) such smaller number of shares as is determined by our board of directors. For the avoidance of doubt, up to the maximum number of shares reserve under the ESPP may be used to satisfy purchases of shares under the 423 Component of the ESPP and any remaining portion may be used to satisfy purchases of shares under the Non-423 Component.
Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the 423 Component of the ESPP, as determined by the plan administrator, including: (i) being customarily employed for more than 20 hours per week; (ii) being customarily employed for more than five months per calendar year; or (iii) classified as an employee for tax purposes. No employee will be eligible for the grant of any purchase rights under the 423 Component of the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our capital stock measured by vote or value pursuant to Section 424(d) of the Code.
Changes to Capital Structure. In the event that there occurs a change in the Company’s capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transactions, the plan administrator will make appropriate adjustments to (i) the class(es) and maximum number of shares reserved under the ESPP, (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class(es) and maximum number of shares and purchase price applicable to all outstanding offerings and purchase rights and (iv) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.
Corporate Transactions. In the event of a corporate transaction, as defined in the ESPP, any then-outstanding rights to purchase shares under the ESPP may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such purchase rights, then each offering period in progress will be shortened and a new purchase date will be set by the Compensation Committee, and such purchase rights will terminate immediately.

ESPP Amendment or Termination. Our Board of Directors has the authority to amend or terminate the ESPP, provided that, except in certain circumstances, such amendment or termination may not materially and adversely affect any outstanding purchase rights without the holder’s consent. The Company must obtain shareholder approval of any amendment to the ESPP to the extent required by applicable law or listing rules.
2020 Plan
The following summary describes the material terms of the 2020 Plan, which was adopted by the D-Wave Systems board of directors in 2020.
Purpose. The purpose of the 2020 Plan was to provide eligible participants an opportunity from time to time to acquire a proprietary interest in D-Wave Systems and to develop the interest of eligible participants in the growth and development of D-Wave Systems, providing an incentive to eligible participants to further the success of D-Wave Systems, attracting and retaining eligible participants, and rewarding eligible participants with the benefits associated with having a proprietary interest in D-Wave Systems. Employees, officers, directors and consultants of D-Wave Systems or its affiliates were eligible to participate in the 2020 Plan to the extent approved by the Compensation Committee of D-Wave or the Board of Directors of D-Wave.
Administration. The 2020 Plan is administered by the Board of Directors or the Compensation Committee. The Board of Directors or the Compensation Committee may issue rules and regulations for administration of the 2020 Plan. The Board of Directors or Compensation Committee, as applicable, has the authority to implement and carry out the 2020 Plan, including without limitation, the authority to determine the participants to whom awards will be granted; determine the type or types of awards to be granted under the 2020 Plan; determine the number of shares to be issuable pursuant to (or with respect to which payments, rights or other matters are to be calculated in connection with) awards; determine the terms and conditions of any award, determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, shares, other awards, other property, net settlement, cashless exercise, broker-assisted cashless exercise or any combination thereof, or cancelled, forfeited or suspended, and the method or methods by which awards may be settled, exercised, cancelled, forfeited or suspended; determine whether, to what extent and under what circumstances cash, shares, other awards, other property and other amounts payable with respect to an award under the 2020 Plan shall be deferred either automatically or at the election of the holder thereof or of the Compensation Committee; interpret and administer the 2020 Plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2020 Plan; grant waivers, amend or modify an award, and correct any defect or reconcile any inconsistency with the 2020 Plan or an award; and make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the 2020 Plan.
Grants of Awards. The Board of Directors may, at any time, subject to the terms of the 2020 Plan, grant to a participant an award or awards in respect of the number of shares the Board of Directors determines and the Board may specify the grant date, exercise price, vesting timing and conditions, expiration date and such other terms and conditions of the award. The exercise price per share purchasable under an award is determined by the Board of Directors at the time of grant, provided, that, except in the case of substitute awards, such exercise price shall not be less than the fair market value of a share on the date of grant of such award.
Share Reserve. Subject to adjustments for changes in capitalization, the maximum number of shares available for grant under the 2020 Plan and all other plans of a similar nature will not exceed 15% of the aggregate D-Wave Systems shares, on a fully diluted basis. If an award expires, terminates, is surrendered, is cancelled or otherwise becomes unexercisable without having been exercised in full (a “Surrendering Event”), such shares will be available for future grant, the maximum number of shares that may be issued upon the exercise of awards as well as the maximum number of shares that may be issued upon the exercise of incentive stock options will not exceed 15% of the aggregate D-Wave Systems shares, on a fully diluted basis on the date of adoption of the plan, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any shares that become available for issuance under the 2020 Plan as a result of a Surrendering Event. Any shares delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares or shares acquired by D-Wave Systems.
Options. The term of an option may be determined by the Board of Directors, but in any event, subject to accelerated termination of an option and other early termination as provided for in the 2020 Plan or an award agreement, each option will expire on the earlier of the expiration date; and the tenth anniversary of the date that the shares become publicly listed for trading on a securities exchange, provided that the Board of Directors may (but shall not be required to) provide in an award agreement for an extension of the expiration date of the award in the event the exercise of the option would be prohibited by law at the time of expiration pursuant to the terms of the award agreement or this
Vesting and Exercise. Each option will vest in accordance with the vesting schedule as determined by the Board of Directors. The Board of Directors has the discretion to accelerate the date upon which any portion of any option may vest. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Compensation Committee. Such consideration may be paid by: (i) cash or certified check or combination thereof; (ii) net settlement or broker-assisted cashless exercise; or (iii) to the extent expressly permitted by the Compensation Committee, (A) except for an award holder that is resident in Canada, other shares which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised; or (B) such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws. Following the Merger, each option previously granted under the 2020 plan became exercisable for 0.8896570 Common Shares.
Share Appreciation Rights (“SARs”). The exercise price or hurdle price per share under a SAR shall be determined by the Compensation Committee; provided, however, that, except in the case of substitute awards, such exercise price or hurdle price shall not be less than the fair market value of a share on the date of grant of such SAR. The term of each SAR shall be fixed by the Compensation Committee but shall not exceed 10 years from the date of grant of such SAR. The Compensation Committee shall determine the time or times at which a SAR may vest and/or be exercised or settled in whole or in part. The Compensation Committee may specify in an award agreement that an “in- the-money” SAR shall be automatically exercised on its expiration date.
Restricted Shares. D-Wave may grant restricted shares in such number and at such times as the Committee may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the participant for a fiscal year of D-Wave or otherwise as compensation, including as an incentive for future performance by the participant. The award agreement for awards of restricted shares shall specify the vesting schedule; the exercise price, which, to the extent required by applicable law, will not be less than the par value of a share; the consideration permissible for the payment of the purchase price of the restricted shares, which shall be satisfied in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to D-Wave; or (iii) in any other form of legal consideration that may be acceptable to the Board of Directors; and transferability. Restricted shares shall be subject to such restrictions as the Compensation Committee may impose (including any limitation on the right to vote a share of restricted shares or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Compensation Committee may deem appropriate.
Restricted Share Units. The Compensation Committee may grant RSUs in such number and at such times as the Compensation Committee may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by a participant for a fiscal year of D-Wave or otherwise as compensation, including as an incentive for future performance by a participant. The award agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date). RSUs shall be subject to such restrictions as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Compensation Committee may deem appropriate. Dividend equivalents may be credited in respect of RSUs, as the Compensation Committee deems appropriate. Such dividend equivalents may be converted into additional RSUs by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares equal to the number of RSUs then credited by (2) the fair market value per share on the payment date for such dividend. The additional RSUs credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying RSUs to which they relate. A director that is not an employee and is subject to Canadian taxation shall not be entitled to receive RSUs.
Performance Awards. The Compensation Committee is authorized to grant performance awards in such number and at such times as the Compensation Committee may, in its sole discretion, determine, as a bonus or similar payment in respect of services rendered by the participant for a fiscal year of D-Wave or otherwise as compensation, including as an incentive for future performance by the participant. Performance awards may be denominated as a cash amount, number of shares or a combination thereof and are awards which may be earned upon achievement or satisfaction of performance conditions specified by the Compensation Committee. In addition, the Compensation Committee may specify that any other award shall constitute a performance award by conditioning the right of an award holder to exercise the award or have it settled or vest, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Compensation Committee. The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the 2020 Plan, the performance goals to be achieved during any performance period, the length of any performance period, the termination provisions, the amount of any performance award granted and the amount of any payment or transfer to be made pursuant to any performance award shall be determined by the Compensation Committee. Performance awards will be settled only after the end of the relevant performance period. The Compensation Committee shall specify the circumstances in which, and the extent to which, performance awards shall be paid or forfeited in the event of an award holder’s termination.
Other Share-Based Awards. The Compensation Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares or factors that may influence the value of shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent upon performance of D-Wave or business units thereof or any other factors designated by the Compensation Committee. The Compensation Committee shall determine the terms and conditions of such awards. shares delivered pursuant to an award in the nature of a purchase right granted shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, shares, other awards, other property, or any combination thereof, as the Compensation Committee shall determine. Cash awards, as an element of or supplement to any other award under the 2020 Plan, may also be granted.
Treatment on Termination. If an award holder’s employment or service as a director or a consultant terminates for any reason, voluntarily or involuntarily, any part of an award that has not vested will immediately cease vesting on the termination date and the award holder will not be entitled to any compensation in respect of any part of an award that has not vested. In the case of employees: upon termination of their employment for cause, the award will expire immediately; upon termination of their employment generally for any other reason other than death, any vested but unexercised part of the award may be exercised until the earlier of ninety (90) days following the termination date and the date its term expires, as applicable; upon termination of employment due to death, any vested but unexercised part of an award may be exercised until the earlier of one hundred eighty (180) days following the termination date and the date its term expires. In the case of directors: if the director ceases to hold office due to removal in accordance with section 129 of the Business Corporations Act (British Columbia) (“BCBCA”) or due to becoming otherwise disqualified to hold office as a director, the award will expire immediately upon the termination date; otherwise if the director ceases to hold office as a director for any other, all non-vested awards will expire upon the termination date and any vested but unexercised part of the award may be exercised until the earlier of 90 days (180 days in the case of death or disability) following the date the award holder ceases to be a director and the date its term expires, as applicable. If a participant’s services as a consultant are terminated for any reason, all non-vested awards will expire upon the termination date and any vested but unexercised part of the award may be exercised until the earlier of 90 days following the termination date and the date its term expires.
Transferability. In general, awards are not transferable or assignable, and may not be made subject to any other alienation, sale, pledge, hypothecation, disposal, encumbrance, execution, attachment or similar process, otherwise than by will or by the operation of laws. During the lifetime of the award holder, an award is exercisable only by the award holder, and any elections with respect to an award, may be made only by the award holder.
Adjustments Upon Changes in Capitalization, Amalgamation, Dissolution, etc. The number of shares subject to an outstanding award, and the number of shares which have been authorized and reserved for issuance under the 2020 Plan but as to which no awards have yet been granted or which have been returned to the 2020 Plan upon cancellation or expiration of an award, as well as the exercise price for each such outstanding award, will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a share split, reverse share split, share dividend, recapitalization, reorganization, subdivision, consolidation, combination or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by D-Wave, and if the adjustment would result in fractional number of shares, the number of shares will be rounded down to the nearest whole number. In the event of an amalgamation or merger of D-Wave Systems with or into any other company or companies (other than an amalgamation or merger with a wholly-owned subsidiary or a transaction in which there is no substantial change in shareholders of D-Wave Systems) or the sale of all or substantially all of the assets of D-Wave Systems (and the right to do so is hereby expressly reserved), whether by way of statutory amalgamation, plan of arrangement, sale of assets and undertaking, or otherwise howsoever, then the successor corporation may assume, convert, replace or substitute any or all outstanding awards, which assumption, conversion, replacement or substitution will be binding on the holder of the award, with (i) equivalent awards or (ii) substantially similar consideration to the holder of the award as was provided to shareholders of D-Wave Systems (after taking into account the existing provisions, restrictions and terms of the award). In the event that the successor corporation refuses to assume, convert, replace or substitute an award, the award will fully vest and D-Wave Systems will notify the holder of the award in writing in advance of the amalgamation, merger or sale that the award will be fully exercisable for a period of fifteen (15) days from the date of such notice, and the award will terminate upon the expiration of such period. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of the dissolution or liquidation of D-Wave Systems. In the event of the proposed dissolution or liquidation of D-Wave Systems, D-Wave Systems will notify each award holder as soon as practicable prior to the effective date of such proposed transaction. The D-Wave Systems board of directors, in its sole discretion, may provide for an award holder to have the right to exercise his or her award until fifteen (15) days prior to such transaction as to all of the shares covered by the award, including shares as to which the award would not otherwise be exercisable.
Amendment and Termination. The Board of Directors shall have the power to, at any time and from time to time, either prospectively or retrospectively, and without shareholder approval, amend, suspend or terminate the 2020 Plan or any award granted under the 2020 Plan; provided however that: (i) such amendment, suspension or termination is in accordance with applicable laws and the rules of any securities exchange on which the shares are listed; (ii) no such amendment, suspension or termination shall be made at any time to the extent such action would adversely affect the existing rights of an award holder with respect to any then outstanding award held by such award holder, as determined by the Board of Directors acting in good faith, without the award holder’s consent; and (iii) the Board of Directors shall obtain shareholder approval of the following: (x) such approval as may be required pursuant to D-Wave Systems’ organizational documents and applicable law, including securities laws and the rules and policies of a securities exchange upon which the shares of D-Wave are listed; and (y) any amendment that would reduce the exercise price or hurdle price of an outstanding award (other than as provided above). If the 2020 Plan is terminated, the provisions of the 2020 Plan and any administrative guidelines and other rules and regulations adopted by the Board of Directors and in force on the date of termination will continue in effect as long as any award or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the 2020 Plan, the Board of Directors shall remain able to make such amendments to the 2020 Plan or the award as they would have been entitled to make if the 2020 Plan were still in effect. The 2020 Plan is scheduled to terminate on April 14, 2030. The termination of the 2020 Plan will have no effect on outstanding awards, which will continue in effect in accordance with their terms and conditions and the terms and conditions of the 2020 Plan and award agreements.
Non-Employee Director Compensation
The annual director compensation is determined by the Board of Directors of the Company at its first meeting following each annual meeting of stockholders and covers the period starting from such annual meeting and ending at the next annual meeting. Unless a director is restricted from receiving any director compensation, our director compensation policy provides that each of our non-employee directors receives an annual cash retainer of $35,000, with our Chair of the Board of Directors, and the chairs of our Audit Committee and Compensation Committee each also receiving an additional annual cash retainer of $30,000, $20,000, and $15,000 respectively. In addition, each member of the Audit Committee, Compensation Committee and Nominating & Governance Committee, other than the chair of each such committee, receives an additional annual cash retainer of $8,000. We do not pay any meeting attendance fees. For the period from August 5, 2022 to June 8, 2023, the annual cash retainer was paid to each eligible director as a lump sum payment in 2022. For the period from June 8, 2023 to June 6, 2024, the annual cash retainer is being paid to each eligible director by four equal, quarterly instalments. Each of our eligible non-employee directors also receives an annual equity-based grant of RSUs valued at $140,000, which generally vests annually; however, the initial annual grants were prorated to reflect service from August 2022 through May 2023 (and which vested as of the date of the 2023 annual stockholder meeting). During 2023, D-Wave granted equity to its eligible non-employee directors as described below, such grants vesting on May 31, 2024. New eligible non-employee directors also receive an initial grant of 7,500 RSUs, which will vest on May 31, 2024. Vesting is subject to continued service on the Board of Directors through the relevant vesting date. Commencing with compensation earned in respect of service following our Annual Meeting, our eligible non-employee directors will be permitted to elect to receive RSUs in lieu of cash compensation.
The following table sets forth information concerning the compensation of D-Wave’s non-employee directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Amy Cappellanti-Wolf	37,500	140,000	—	177,500
Emil Michael	32,250	140,000	—	172,250
Kirstjen Nielsen	—	—	—	—
Philip Adam Smalley III	—	—	—	—
Steven M. West	54,750	140,000	—	194,750
Roger Biscay	41,250	140,000	—	181,250
Ziv Ehrenfeld	—	—	—	—
(1)	RSUs awarded and will vest 100% on May 31, 2024.
The table below shows for each non-employee director who was serving, and held outstanding equity awards, as of December 31, 2023, the aggregate number of equity awards held by each such non-employee director as of such date.
Name	Shares Underlying Options Outstanding at Fiscal Year End (#)	Stock Awards Outstanding at Fiscal Year End (#)(1)
Amy Cappellanti-Wolf	—	75,675
Emil Michael	—	75,675
Kirstjen Nielsen	—	—
Philip Adam Smalley III	—	—
Steven M. West	311,973	75,675
Roger Biscay	—	75,675
Ziv Ehrenfeld	—	—
(1)	RSUs awarded and will vest 100% on May 31, 2024.
The Board of Directors and Nominating and Governance Committee expect to review director compensation periodically to ensure that director compensation remains competitive such that D-Wave is able to recruit and retain qualified directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following sets forth the beneficial ownership of the Company’s Common Shares as of the Record Date by:
•	each person who is known to be the beneficial owner of more than 5% of the outstanding Common Shares;
•	each of the Company’s current named executive officers, directors and director nominees; and
•	all current executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the Record Date.
The beneficial ownership of the Company is based on 161,688,718 Common Shares issued and outstanding as of the Record Date. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of such person, all Common Shares issuable pursuant to (i) Warrants, (ii) D-Wave Options and (iii) D-Wave Warrants, in each case that are currently exercisable or exercisable within 60 days of the Record Date, are included. However, such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Other than Warrants, D-Wave Options and D-Wave Warrants exercisable within 60 days of the Record Date by a particular holder, which are reflected as described above, the beneficial ownership information below assumes no exercises of such securities.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Common Shares beneficially owned by them. To our knowledge, no Common Shares beneficially owned by any executive officer or director have been pledged as security.
The beneficial ownership information below excludes Common Shares reserved for issuance under the 2022 Plan or the ESPP, any Common Shares that may be sold under the Purchase Agreement subsequent to the Record Date, assumes that all Exchangeable Shares in the capital of D-Wave Quantum Technologies have been exchanged for Common Shares and assumes no exercise of the underwriters’ option to purchase additional Common Shares.
Beneficial Owner	Number of Common Shares	% of Total Voting Power
Directors and Executive Officers of D-Wave Quantum(1)
Alan Baratz(2)	4,068,091	2.52%
John M. Markovich(2)	1,578,293	*
Diane Nguyen	332,851	*
Steven M. West(3)	466,328	*
Emil Michael(4)	4,938,167	3.05%
Philip Adam Smalley III	—	—
Roger Biscay	112,196	*
Amy Cappellanti-Wolf	112,196	*
Kirstjen Nielsen	70,431	*
Ziv Ehrenfeld	—	—
All Directors and Executive Officers of D-Wave Quantum as a Group (10 individuals)(5)	11,678,553	7.22%
Five Percent Holders of D-Wave Quantum
PSP(6)	59,431,311	36.76%
*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is D-Wave Quantum Inc., 3033 Beta Avenue, Burnaby, British Columbia V5G 4M9, Canada.
(2)	Includes Common Shares underlying D-Wave Options.
(3)	Includes Common Shares held by Emerging Company Partners LLC, an entity controlled by Steven M. West and Common Shares underlying D-Wave Options.
(4)
Includes Common Shares of which each of Mr. Michael and the Emil Michael Living Trust dated 7/28/2017 (the “Trust”) is the record holder and 3,939,091 Common Shares underlying Warrants issued to the Sponsor in the Merger in exchange for Private Warrants and distributed to Mr. Michael on August 22, 2023, which Warrants were exercisable as of September 4, 2022. Mr. Michael is the trustee of the Trust, and, as such, has voting and dispositive power over the securities held by the Trust and may be deemed to have beneficial ownership of such securities. Mr. Michael disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(5)	Includes Common Shares underlying D-Wave Options, Warrants and Exchangeable Shares.
(6)
Based on Schedule 13G filed on February 14, 2023 in which PSP reported that, as of December 31, 2022, it had sole voting power and sole dispositive power over 59,431,311 Common Shares and Common Shares underlying Exchangeable Shares. PSP is a Canadian Crown corporation with a share capital created by a special act of Legislature in Canada on September 14, 1999. All the shares of PSP are held by the President of Treasury Board on behalf of his Majesty in Right of Canada, in accordance with the Public Sector Pension Investment Board Act, S.C. 1999, c.34, as amended from time to time. Deborah K. Orida, the CEO of PSP, has authority to vote and dispose of the shares held by PSP. The business address for PSP is 1250 René-Lévesque Boulevard West, Suite 1400, Montréal, Québec, Canada H3B 5E9. On September 26, 2022, D-Wave Quantum and PSP entered into the PSP Side Letter Agreement (as described in the section entitled “Certain Relationships and Related Person Transactions”).

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act and the rules of the SEC require our directors, executive officers and persons who own more than 10% of our Common Shares to file reports of their ownership and changes in ownership of our Common Shares with the SEC. As a practical matter, we assist our directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on our review of the reports filed during 2023 and related written representations, we determined that no director, executive officer, or beneficial owner of more than 10% of our Common Shares failed to file a report on a timely basis during 2023, except for one late Form 4 filing filed by the Company on behalf of Emil Michael to report two transactions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board of Directors maintains a written related person transactions policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant involving an amount that exceeds $120,000, in which any “related person” has or will have a direct or indirect interest.
Under the policy, prior to entering into any related person transaction, (i) the related person, (ii) the director, executive officer, nominee or beneficial owner who is an immediate family member of the related person or (iii) the business unit or function/department head responsible for the potential related person transaction shall provide notice to the Company’s legal department of the facts and circumstances of the proposed related person transaction. The legal department will assess whether the proposed transaction is a related person transaction for purposes of the policy. If the legal department determines that the proposed transaction is a related person transaction for purposes of the policy, the proposed related person transaction shall be submitted to the Audit Committee for consideration at the next Audit Committee meeting. Any potential related person transaction involving the Company’s General Counsel (or, in the absence of a General Counsel, the senior most member of the legal department) shall be submitted directly to the Audit Committee for its review. In considering related person transactions, the Audit Committee, or where submitted to the Chair of the Audit Committee, the Chair, will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•	the benefits to the Company;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	the availability of other sources for comparable products or services;
•	the terms of the transaction; and
•	the terms available to unrelated third parties or to employees generally.
The Audit Committee (or the Chair of the Audit Committee) will approve only those transactions that are in, or are not inconsistent with, the best interests of the Company, as the Audit Committee (or the Chair of the Audit Committee) determines in good faith. All of the transactions described below were entered into prior to the adoption of such policy.
D-Wave Quantum Related Party Transactions
DPCM Founder Shares
As of immediately prior to the Merger, there were 7,500,000 Founder Shares issued and outstanding, 7,252,500 of which were held by the Sponsor and the remaining 247,500 Founder Shares were held by other Initial Stockholders. Immediately prior to Closing, the Sponsor forfeited 4,484,425 of its 7,252,500 Founder Shares, as a result of which, upon Closing and as a result of the Merger, the remaining 3,015,575 Founder Shares were converted into 3,015,575 Common Shares on a one for one basis. The Initial Stockholders, subject to limited exceptions, agreed not to transfer, assign or sell any of the Common Shares received in exchange for their Founder Shares until August 5, 2023, the date that is one year after the completion of the Merger.
Private Warrants
On November 30, 2020, simultaneously with the closing of the DPCM IPO, DPCM completed the private sale of an aggregate of 8,000,000 Private Warrants to the Sponsor at a purchase price of $1.00 per Private Warrant, generating gross proceeds to DPCM of $8,000,000.
Following the Merger, each former Private Warrant is exercisable for 1.4541326 Common Shares. Such Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

On August 22, 2023, the Sponsor distributed the Private Warrants to its members on a pro rata basis.
Registration Rights and Lock-Up Agreement
At the Closing, the Registration Rights Holders, pursuant to the Plan of Arrangement, became parties to the Registration Rights and Lock-Up Agreement, pursuant to which, among other things, the Company is obligated to file a registration statement to register the resale of certain equity securities of the Company held by the Registration Rights Holders. The Registration Rights and Lock-Up Agreement also provides the Registration Rights Holders with demand registration rights and “piggy-back” registration rights, in each case, subject to certain requirements and customary conditions. Subject to certain exceptions, the Registration Rights and Lock-Up Agreement further provides for the securities of the Company held by the Registration Rights Holders to be locked-up for a period of time.
Below is a description of transactions since January 1, 2022 to which the Company was a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of the Company’s current directors, executive officers or holders of more than 5% of the Company’s capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Venture Loan and Security Agreement
On March 3, 2022, the Company entered into the Venture Loan Agreement, by and between the Borrowers (as defined in the Venture Loan Agreement) and PSPIB, as the lender. PSPIB is an affiliate of PSP, a significant shareholder of the Company and a beneficial owner of greater than 5% of the Company’s capital stock. Under the Venture Loan Agreement, term loans in an aggregate principal amount of $25.0 million were available to the Borrowers in three tranches, subject to certain terms and conditions.
The first tranche was advanced in an aggregate principal amount of $15.0 million on March 3, 2022. The second tranche was advanced in an aggregate principal amount of $5.0 million on June 30, 2022.
The term loans under the Venture Loan Agreement bore interest at a rate equal to the greater of either (i) the Prime Rate (as reported in The Wall Street Journal) plus 7.25%, and (ii) 10.5%. Interest on the outstanding advances was payable monthly, on the first business day of each calendar month through the earliest of December 31, 2022 and the Closing (the “Maturity Date”).
The Company was to pay a final payment fee of 5.0% of the aggregate amount of the term loans made under the Venture Loan Agreement on the earliest of (i) the Maturity Date; (ii) the date that the Company prepays all of the outstanding aggregate principal amount in full, or (iii) the date the loan payments are accelerated due to an event of default (as defined in the Venture Loan Agreement). In connection with any prepayment of less than all of the outstanding principal balance of the loans, the Company was to pay PSPIB an amount equal to five percent of the principal balance of the loans being prepaid.
The Venture Loan Agreement was secured by a first-priority security interest in substantially all of the Borrowers’ assets and contained certain operational covenants. The debt under the Venture Loan Agreement was fully repaid upon consummation of the Merger and the Venture Loan Agreement was discharged on such date.
On August 5, 2022, the Company repaid the Venture Loan including accrued interest totaling $20.8 million. In addition to the $20.8 million, the Company paid a $1.0 million final payment fee to PSPIB.
Promissory Notes
On February 28, 2022, an affiliate of DPCM entered into an unsecured promissory note of up to $1.0 million with the Sponsor (the “Affiliate Note”). The purpose of the Affiliate Note was to provide DPCM with additional working capital. All amounts drawn on the Affiliate Note were provided directly to DPCM. The Affiliate Note is not convertible and bears no interest. The principal balance of the Affiliate Note was originally due and payable upon the earlier of the date on which DPCM consummates its initial business combination, or the date that the winding up of DPCM is effective.
In connection with the Merger, the Affiliate Note was assumed by the Company. Pursuant to the Affiliate Note’s most recent amendment, effective as of February 24, 2023, the principal balance was payable in four equal installments on April 30, 2023, June 30, 2023, August 31, 2023, and October 31, 2023. As of December 31, 2023, the Affiliate Notes had been repaid in full.

On April 13, 2022, DPCM entered into an unsecured promissory note of up to $1.0 million with the Sponsor (the “DPCM Note”). The purpose of the DPCM Note was to provide DPCM with additional working capital. All amounts drawn on the DPCM Note were provided directly to DPCM. In connection with the Merger, the DPCM Note was assumed by the Company. The DPCM Note is not convertible and bears no interest. Pursuant to the DPCM Note’s most recent amendment, effective as of February 22, 2023, the principal balance was payable in four equal installments of $55,000 each on April 30, 2023, June 30, 2023, August 31, 2023, and October 31, 2023. As of December 31, 2023, the DPCM Note had been repaid in full.
The execution of the amended and restated Affiliate Note and the amended and restated DPCM Note are related party transactions as these notes are payable to affiliates of the Company.
PIPE Financing
Concurrently with the execution of the Transaction Agreement, the PIPE Investors entered into the PIPE Subscription Agreements, pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the Closing Date, and the Company agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of Common Shares equal to the purchase price set forth therein, divided by $10.00 and multiplied by the Exchange Ratio, in each case, on the terms and subject to the conditions set forth therein. The table below sets forth the number of Common Shares purchased by the Company’s related parties in the PIPE Financing:
Stockholder	Common Shares	Total Purchase Price
PSP(1)	4,362,397	$30,000,000
GS(2)	727,066	$5,000,000
Emil Michael(3)	36,353	$250,000
(1)	PSP beneficially owned more than 5% of the Company’s capital stock as of the Closing Date.
(2)	GS beneficially owned more than 5% of the Company’s capital stock as of the Closing Date.
(3)	Emil Michael is a member of our Board of Directors.
PSP Side Letter Agreement
On September 26, 2022, the Company and PSP entered into the PSP Side Letter Agreement pursuant to which PSP agreed that for so long as PSP beneficially owns, directly or indirectly, Common Shares and Exchangeable Shares representing 50% or more of the rights to vote at a meeting of the stockholders of the Company, whether directly or indirectly, including through any voting trust (i) PSP will not exercise the voting rights attached to any of such shares that would result in PSP voting, whether directly or indirectly, including through any voting trust, more than 49.99% of the voting interests eligible to vote at any meeting of the stockholders of the Company and (ii) PSP will vote such shares in favor of the election of the directors that are nominated by the Company’s Board of Directs or a duly authorized committee thereof. Given that, as of the Record Date, PSP owns less than 50% of our Common Shares and Exchangeable Shares, the PSP Side Letter Agreement currently has no impact on PSP’s ability to vote its shares.
Loan and Security Agreement
On April 13, 2023 (the “Loan Closing Date”), the Company, as borrower, and certain Company’s subsidiaries as Guarantors (as defined in the Loan Agreement) (collectively, the “Loan Parties”), entered into a $50 million Loan and Security Agreement with PSPIB, as lender and collateral agent (the “Term Loan”). The first two tranches of the Term Loan, each amounting to $15.0 million in principal, were advanced to D-Wave on April 14, 2023 and July 13, 2023, respectively. The third tranche, amounting to $20.0 million in principal, has not yet been advanced and is subject to certain terms and conditions.
The Term Loan is secured by a first-priority security interest in substantially all of the Loan Parties’ assets, contains certain operational and financial covenants, and matures on March 31, 2027.
Each advance under the Term Loan is subject to a 2.0% drawdown fee and bears interest on a monthly basis, at the discretion of the Company, at either (i) 10% payable in cash, or (ii) 11% payable in kind.
Upon the repayment or prepayment of all or a portion of the Term Loan, there is a premium payment due that is equal to 3% of the amount of the Term Loan repaid/prepaid prior to the first anniversary of the Loan Closing Date, 2% of the amount of the Term Loan repaid/prepaid after the first anniversary of the Loan Closing Date and on or prior to the second anniversary of the Loan Closing Date, 1% of the amount of the Term Loan repaid/prepaid after the second anniversary of the Loan Closing Date but on or prior to the third anniversary of the Loan Closing Date, with no premium payment due after the third anniversary of the Loan Closing Date.
As of April 12, 2024, the entirety of the initial and second advances totaling $30.0 million is outstanding and no principal or interest has yet been paid.
Executive Officer and Director Compensation
Please see the section titled “Executive and Director Compensation” for information regarding the compensation of our directors and executive officers.
Employment Agreements
The Company has entered into agreements with our executive officers that, among other things, provide for certain compensatory and change of control benefits, as well as severance benefits. For a description of these agreements with our named executive officers, see the section titled “Executive and Director Compensation—Employment Arrangements with Named Executive Officers.”
Indemnification Agreements
The Company’s Amended and Restated Certificate of Incorporation contains provisions limiting the liability of executive officers and directors and the Company’s Amended and Restated Bylaws provides that the Company will indemnify each of its executive officers and directors to the fullest extent permitted under Delaware law. The Company’s Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws also provide the Board of Directors with discretion to indemnify certain key employees when determined appropriate by the Company’s Board of Directors.
The Company entered into indemnification agreements with each of its officers and directors to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of the Company or an organization of which the Company is a shareholder or creditor if such individual serves such organization at the Company’s request.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2650 East Bayshore Road, Palo Alto, California 94303 in writing not later than December 27, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than the close of business on February 6, 2025 and no later than the close of business on March 10, 2025. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after June 6, 2025, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to and not later than the close of business on the 90th day prior to the 2025 Annual Meeting, or, if later than the 90th day prior to the 2025 Annual Meeting, the 10th day following the day on which public announcement of the 2025 Annual Meeting is first made.
In addition to satisfying the foregoing requirements under the Company’s Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2025.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
We intend to file a proxy statement and white proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

D-WAVE QUANTUM’S ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 10, 2024 without charge upon written request addressed to:
D-Wave Quantum Inc.
Attention: Corporate Secretary
2650 East Bayshore Road
Palo Alto, California 94303
A reasonable fee will be charged for copies of exhibits. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 at ir.dwavesys.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Alan Baratz
President and Chief Executive Officer
Palo Alto, California
April 23, 2024

APPENDIX A

Officer Exculpation Amendment
ARTICLE VI
Limitation of Liability
The liability of the directors or officers for monetary damages shall be eliminated to the fullest extent permitted under applicable law. In furtherance thereof, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing two sentences shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. If applicable law is amended after approval by the stockholders of this ARTICLE VI to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.
Any repeal or modification of this ARTICLE VI shall only be prospective and shall not adversely affect the rights or protections or increase the liability of any officer or director under this ARTICLE VI as in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability.

D-WAVE QUANTUM INC.
2650 E BAYSHORE RD
PALO ALTO, CA 94303 USA

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/QBTS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40822-P08081

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**D-WAVE QUANTUM INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

1. Election of three Class II directors to hold office until our 2027 Annual Meeting of Stockholders

| **Nominee:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Emil Michael | ☐ | ☐ | ☐ |
| 1b. Amy Cappellanti-Wolf | ☐ | ☐ | ☐ |
| 1c. Philip Adam Smalley III | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxyholders will vote on such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V40823-P08081

## D-WAVE QUANTUM INC.
## Annual Meeting of Stockholders
## June 6, 2024 9:00 AM (Pacific Time)
## This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alan Baratz and John M. Markovich, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of D-WAVE QUANTUM INC. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/QBTS2024 on June 6, 2024 at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**